UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AUTODESK, INC.
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November 21, 2011

Dear Autodesk Stockholder:

You are cordially invited to attend Autodesk’s 2012 Special Meeting of Stockholders to be held on Friday, January 6, 2012 at 10 a.m., Pacific Time, at our San Francisco office, The Landmark, One Market Street, 2nd Floor, San Francisco, California 94105.

At the Special Meeting, you will be asked to approve the Autodesk 2012 Employee Stock Plan and the Autodesk 2012 Outside Directors’ Stock Plan (which will replace the Autodesk 2008 Employee Stock Plan (as amended and restated) and the Autodesk 2010 Outside Directors’ Stock Plan, respectively).

Like most technology companies, Autodesk provides equity compensation to our employees and outside directors as an incentive to align the interests of our employees and outside directors with those of our stockholders which we believe will increase long-term stockholder value. We believe that our equity compensation programs are an essential tool in helping us to attract and retain talented and highly-skilled individuals to serve as employees and outside directors. We also believe that our equity compensation plans can motivate high levels of performance and create incentives that reward the contributions of our employees and outside directors. We believe this helps drive our corporate success and leads to increased stockholder value.

We have learned that we need flexibility in the design of our plans to ensure that our equity compensation plans accomplish our goals to attract, retain and motivate our employees, management and non-employee directors. The purpose of the 2012 Special Meeting of Stockholders is to ask you to approve changes to our equity compensation plans to keep them in line with competitive and best practices while providing greater flexibility in our equity compensation programs.

The accompanying Notice of 2012 Special Meeting of Stockholders and Proxy Statement describe these proposals in greater detail. We encourage you to read this information carefully.

Approval of the 2012 Employee Stock Plan and the 2012 Outside Directors’ Stock Plan are necessary if we are to continue to remain competitive in making equity compensation a key part of the total compensation of our employees and outside directors, as has been the case since Autodesk’s inception. If the 2012 Employee Stock Plan and the 2012 Outside Directors’ Stock Plan are not approved at the Special Meeting, we believe that our ability to attract and retain talented employees and outside directors will be seriously affected, and in turn, we believe our long-term success may suffer. Furthermore, our competitors would gain an important advantage in the key struggle to retain the services of the best industry talent.

We hope you will be able to attend the Special Meeting of Stockholders. Whether or not you plan to attend the meeting, please vote on the Internet, by telephone or other voting method, or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Autodesk.

Very truly yours,

Carl Bass
Chief Executive Officer and President

NOTICE OF 2012 SPECIAL MEETING OF STOCKHOLDERS

Time and Date	Friday, January 6, 2012 at 10 a.m., Pacific Time.

Place	Autodesk’s San Francisco office, located at: The Landmark, One Market Street, 2nd Floor, San Francisco, California 94105.

Items of Business	(1) To approve the Autodesk 2012 Employee Stock Plan.

(2) To approve the Autodesk 2012 Outside Directors’ Stock Plan.

(3) To transact such other business as may properly come before the Special Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of 2012 Special Meeting of Stockholders.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Special Meeting at the time and on the date specified above or at any time and date to which the Special Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote if you were a stockholder of record as of the close of business on Monday, November 7, 2011.

Voting	Your vote is very important. Whether or not you plan to attend the Special Meeting, we encourage you to read the Proxy Statement and vote on the Internet or by telephone or request and submit your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the 2012 Special Meeting and Procedural Matters” beginning on page 4 of the Proxy Statement and the instructions on the enclosed notice of internet availability of proxy materials.

All stockholders are cordially invited to attend the Special Meeting in person. Any stockholder attending the Special Meeting may vote in person even if such stockholder previously signed and returned a proxy card or voted on the Internet or by telephone.

By Order of the Board of Directors,

Pascal W. Di Fronzo
Senior Vice President, General Counsel and Secretary

This notice of Special Meeting, proxy statement and accompanying form of proxy card are being distributed and made available on or about November 21, 2011.

PROXY STATEMENT FOR 2012 SPECIAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE 2012 EMPLOYEE STOCK PLAN, THE 2012 OUTSIDE DIRECTORS’ STOCK PLAN AND EQUITY COMPENSATION

Q:	Why is Autodesk asking stockholders to approve the 2012 Employee Stock Plan?

A:	We are asking stockholders to approve the 2012 Employee Stock Plan (the “2012 Employee Plan”) so that Autodesk can continue to achieve Autodesk’s employee performance, recruiting, retention and incentive goals. Significant changes in the equity compensation practices of high-technology companies, particularly our peers, make approving the 2012 Employee Plan particularly important as we look ahead to future fiscal years.

We believe that our current equity compensation plans reflected appropriate policies at the time of their adoption, but may now inhibit our ability to remain competitive in our compensation practices.

Q:	Why is Autodesk asking stockholders to approve the 2012 Outside Directors’ Stock Plan?

A:	We are asking stockholders to approve the 2012 Outside Directors’ Plan (the “2012 Directors’ Plan”) so that Autodesk can continue to attract and retain highly skilled individuals as directors of Autodesk and to encourage equity ownership by our directors as an incentive toward increasing the value of Autodesk for its stockholders. The structure of the 2010 Outside Directors’ Stock Plan represents equity compensation practices which have been largely unchanged for nearly a decade. The changes proposed in our 2012 Directors’ Plan increase the flexibility of our equity compensation program for non-employee directors and bring our non-employee director compensation practices in line with competitive practices.

Q:	In what significant ways is the 2012 Employee Plan different from the 2008 Employee Stock Plan (as amended and restated)?

A:	The 2012 Employee Plan will include a “fungible share design” feature whereby each share subject to an incentive stock option or nonqualified stock option will be counted against the shares authorized for issuance under the 2012 Employee Plan as one share, and each share subject to an award of restricted stock or restricted stock units will be counted against the shares authorized for issuance under the 2012 Employee Plan as 1.79 shares. This feature will assist us in achieving our goal of having compensation programs that reflect current best practices and provides significantly greater flexibility in the equity awards that are made, thereby allowing us to increase the effectiveness of our equity compensation practices based on existing market conditions.

Q:	In what significant ways is the 2012 Directors’ Plan different from the 2010 Outside Directors’ Stock Plan?

A:

While the 2010 Outside Directors’ Stock Plan (the “2010 Director Plan”) provided for automatic grants of options, the 2012 Directors’ Plan provides for automatic grants of restricted stock units and the flexibility to grant other forms of equity compensation. While the 2010 Director Plan provided that outside directors could choose to receive no less than 50% of their annual retainer in restricted stock, the 2012 Directors’ Plan provides that outside directors may choose to receive all, part or none of their annual retainer in restricted stock units. The 2012 Directors’ Plan will include a “fungible share design” feature whereby each share subject to a stock option will be counted against the shares authorized for issuance under the 2012 Directors’ Plan as one share, and each share subject to an award of restricted stock or restricted stock units will count against the shares authorized for issuance under the 2012 Directors’ Plan as 2.11 shares. This feature will assist us in achieving our goal of having compensation programs that reflect current best practices. Finally, our directors will receive an initial grant of 12,400 restricted stock units, an annual grant of 8,300 restricted stock units and the ability to convert all, a portion or none of their annual cash retainer to restricted stock units paid at the rate of 120 percent of the cash dollar amount. Under the 2010 Director Plan, the initial and annual grants consisted of stock options to acquire 50,000 shares and 20,000 shares, respectively, and the ability to convert no less than 50% of their cash retainer to restricted stock.

Q:	Why is Autodesk asking stockholders to approve the 2012 Employee Plan and 2012 Directors’ Plan at this time?

A:	The Company has determined that the most effective way for it to achieve its goals of providing significant equity compensation to directors and employees is to (a) provide proportionately more restricted stock unit grants to employees (as compared to stock options) than have been provided in the past and (b) offer restricted stock units to outside directors, as opposed to just the options and restricted stock grants provided for under the 2010 Director Plan. The Company’s current equity compensation plans do not provide the Company with the flexibility needed to implement compensation objectives that the Company believes are necessary to remain a competitive employer in the current environment. The adoption of these new plans will increase the flexibility of our equity compensation programs and assist the Company in attaining these goals in future years. In addition, the adoption of the “fungible share design” provision described above will allow us to accomplish these goals in a way that reflects current best practices.

Q:	Are there other changes to Autodesk’s equity grant practices?

A:	Except as provided in the prior paragraphs of this Q&A, Autodesk is not changing its equity grant practices. Autodesk will continue to limit annual grants to the “burn rate” limit approved by the Board of Directors, which is currently 4% of outstanding shares of our common stock (the “Common Stock”) (excluding shares issued in corporate acquisitions and shares issued to newly appointed senior executives).

Q:	How can investors measure potential dilution from stock equity plans?

A:	Outstanding equity awards represent potential future stock issuances that would, if vesting conditions are met and, in the case of stock option awards, are exercised, have the effect of diluting the percentage ownership of each investor. The impact of outstanding equity awards, as a percentage of the company’s outstanding stock, which we refer to as “overhang,” provides a measure of future dilutive impact. Similarly, shares reserved for future equity grants under a company’s equity compensation plans can eventually dilute stock ownership as equity awards are granted, vest and are exercised. Autodesk is very conscious of the need to balance dilution against our ability to use stock to effectively attract, retain and motivate employees, management and non-employee directors. To help limit the impact of equity awards on stockholder value, the current policy of the Board of Directors is to limit annual grants to 4% of outstanding Common Stock, with the exception of equity awards granted in connection with corporate acquisitions and to newly appointed senior executives.

Q:	What is the impact of a decision not to exercise employee stock options on this measurement of dilution?

A:	Employees often choose to hold onto vested options. Even though this may reflect confidence in future performance, it can have the effect of causing relatively high levels of outstanding options.

Q:	How do corporate acquisitions affect future stock equity dilution?

A:	In the software industry, a critical component of the value of most acquisitions is intellectual capital, including the know-how of key employees of the acquired company. Since stock equity is often granted to employees of the acquired company to ensure continuity and retention, which is often critical to realize full value from acquired technologies, acquisitions usually increase the level of equity awards.

Q:	How do financial performance and stock price affect equity overhang?

A:	Because strong financial performance typically correlates with increased stock price, option exercises tend to increase during such periods and therefore overhang may decrease. However, during periods of strong performance, employee headcount typically increases as well, which can increase overhang as equity is granted to new employees both as a retention vehicle and as a tool for aligning their interests with those of the stockholders. To the extent strong performance is evidenced throughout the software industry, there is often upward pressure on both salaries and equity grants as companies compete for talent.

Q:	What are the trends at Autodesk regarding overhang?

A:	Autodesk is committed to maintaining a reasonable equity overhang amount. Our overhang was 13% in fiscal 2007, 11% in fiscal 2008, 12% in fiscal 2009, 13% in fiscal 2010, 14% in fiscal 2011 and 14% for the first nine months of fiscal 2012.

This recent increase reflects exercise prices of many stock options to be above the current fair market values of the underlying stock (such options are referred to as being “under water”), thereby reducing stock option exercises and sales.

Q:	What are the trends at Autodesk regarding equity grants?

A:	From fiscal 2005 through fiscal 2008, we reduced the level of equity grants on a gross basis from 5.2% of our Common Stock outstanding in fiscal 2005 to 2.5% in fiscal 2008. In fiscal 2009, we raised the fiscal 2010 annual equity award limit from 2.5% to 3.5% in response to the global economic slowdown to remain competitive in our industry and retain and motivate our key employees in a difficult operating environment. Given the competitiveness in today’s labor markets, the Board of Directors increased the level of equity grants to 4% in fiscal 2012 (which remains below the average for our peer group of companies). The Board of Directors is continuing the policy to monitor and limit annual equity grants to balance stockholder interests with the Company’s need to attract, retain, and motivate employees, management and non-employee directors.

Q:	What is the impact of Autodesk’s stock repurchase program on overhang?

A:	Our Board of Directors continues to maintain a policy of repurchasing stock in order to offset dilution from employee equity awards. Since the stock repurchase program decreases the number of outstanding shares, it has the effect of increasing overhang, given a constant number of stock equity grants. Nonetheless, our Board of Directors has reiterated its commitment to continue to repurchase shares to offset dilution from our equity programs.

Q:	How can I make sure my vote counts?

A:	Please follow the directions below under “Questions and Answers About the 2012 Special Meeting and Procedural Matters” and keep in mind that, under current proxy rules, ABSTENTIONS COUNT AGAINST THE PROPOSALS. Therefore, if you agree with the unanimous recommendations of the Board of Directors to vote “FOR” the approval of the 2012 Employee Plan in Proposal One and “FOR” the approval of the 2012 Directors’ Plan in Proposal Two, it is extremely important that you cast your votes “FOR” Proposal One and “FOR” Proposal Two.

QUESTIONS AND ANSWERS ABOUT THE 2012 SPECIAL MEETING AND PROCEDURAL MATTERS

2012 Special Meeting

Q:	Why am I receiving these proxy materials?

A:	The Board of Directors of Autodesk is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2012 Special Meeting of Stockholders (the “Special Meeting”) to be held on Friday, January 6, 2012, at 10 a.m., Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. We are providing these materials to all of our stockholders through a Notice of Internet Availability of Proxy Materials (the “Notice”) unless a stockholder has specifically requested to receive a full set paper copy of this Proxy Statement.

Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set paper copy of this Proxy Statement?

A:	We are continuing to take advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows us to send all of our stockholders a notice regarding the Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Notice. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice. Proxy materials for our 2012 and future annual meetings of stockholders will continue to be delivered to all of our stockholders by a notice regarding Internet availability, rather than in paper form, unless a stockholder specifically requests to receive printed proxy materials.

Q:	Why did I receive a full set paper copy of this proxy statement in the mail and not a Notice regarding the Internet availability of proxy materials?

A:	We are providing stockholders who previously requested to receive full paper copies of the proxy materials with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided at www.autodesk.com under “Investors” or on your proxy card or voting instruction card.

Q:	Where is the Special Meeting?

A:

The Special Meeting will be held at Autodesk’s San Francisco office, located at The Landmark, One Market Street, 2nd Floor, San Francisco, California 94105. The telephone number at that location is (415) 356-0700. Directions and maps to the Special Meeting are available at www.autodesk.com “Contact Us.” Stockholders are cordially invited to attend the Special Meeting and are entitled to and requested to vote on the proposals to approve the 2012 Employee Plan and the 2012 Directors’ Plan as discussed in this Proxy Statement.

Q:	Can I attend the Special Meeting?

A:	Yes, if you are a stockholder of record or a beneficial owner as of November 7, 2011. Please notify our Director of Investor Relations, David Gennarelli, by telephone at (415) 507-6705 or by email at investor.relations@autodesk.com if you are planning to attend the Special Meeting. In addition, you should bring proof of identity for entrance to the Special Meeting. If your shares are held in a brokerage account or by a bank or another nominee, you will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Stockholders who have not followed these instructions will not be admitted to the Special Meeting. The Special Meeting will begin promptly at 10 a.m., Pacific Time; please leave ample time for parking and to check-in.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholders of record—If your shares are registered directly in your name with Autodesk’s transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, these proxy materials have been sent directly to you by Autodesk.

Beneficial owners—Most Autodesk stockholders hold their shares through a broker, trustee or nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Special Meeting.

Quorum and Voting

Q:	Who is entitled to vote at the Special Meeting?

A:	Holders of record of Autodesk’s common stock, par value $0.01 per share, at the close of business on November 7, 2011 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Special Meeting. Beneficial owners have the right to direct their broker, trustee or nominee on how to vote their shares, as discussed above. Our stockholders are entitled to cast one vote for each share of Common Stock held by them as of the Record Date.

As of the Record Date, there were 226,614,516 shares of Common Stock outstanding and entitled to vote at the Special Meeting. No shares of Autodesk’s Preferred Stock were outstanding.

Q:	How many shares must be present or represented to conduct business at the Special Meeting?

A:	The presence of the holders of a majority of the shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Special Meeting or (2) have properly submitted a proxy card. Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Special Meeting.

A broker “non-vote” occurs when a broker, trustee or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, trustee or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote on that proposal.

Q:	How can I vote my shares in person at the Special Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the Special Meeting. Shares held beneficially in street name may be voted in person at the Special Meeting only if you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy card or follow the voting instructions described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Special Meeting?

A:	If you are a stockholder of record, you may instruct the proxy holders how to vote your shares by using the Internet voting site or the toll-free telephone number listed on the Notice or by requesting a proxy card from Autodesk by telephone at (415) 507-6705 or by email at investor.relations@autodesk.com and completing, signing, dating and returning the proxy card in the postage pre-paid envelope provided. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Specific instructions for using the telephone and Internet voting systems are on the proxy card and Notice. The telephone and Internet voting systems for stockholders of record will be available until 11:59 p.m. (Eastern Time) on January 5, 2012. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

If a broker, trustee or nominee holds your shares and you are a beneficial owner, you will receive instructions from them that you must follow in order to have your shares voted. The instructions from your broker, trustee or nominee will indicate if Internet and telephone voting, or other voting methods, are available, and if they are available, will provide details these voting methods.

Q:	What proposals will be voted on at the Special Meeting?

A:	At the Special Meeting, stockholders will be asked to vote:

(1)	To approve the 2012 Employee Stock Plan; and

(2)	To approve the 2012 Outside Directors’ Plan.

Q:	What is the voting requirement to approve these proposals?

A:	Proposal One—The affirmative vote of a majority of the votes duly cast is required to approve the 2012 Employee Plan.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal.

Proposal Two—The affirmative vote of a majority of the votes duly cast is required to approve the 2012 Directors’ Plan.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal.

Q:	What happens if I do not cast a vote?

A:	Stockholders of record—If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Special Meeting.

Beneficial owners—If you hold your shares in street name it is critical that you cast your vote if you want it to count in the approval of the 2012 Employee Plan (Proposal One) and the approval of the 2012 Directors’ Plan (Proposal Two).

In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted for certain matters including the approval of equity compensation plans, your broker was allowed to vote those shares on your behalf as the broker felt appropriate. Recent rule changes eliminate the ability of your broker to vote your uninstructed shares on such proposals on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker how to vote for the approval of the 2012 Employee Plan or the 2012 Directors’ Plan, no votes will be cast on your behalf.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors unanimously recommends that you vote your shares “FOR” the approval of the 2012 Employee Plan and “FOR” the approval of the 2012 Directors’ Plan.

Q:	If I sign a proxy, how will it be voted?

A:	All shares entitled to vote and represented by properly executed proxy cards received prior to the Special Meeting, and not revoked prior to the closing of the polls at the Special Meeting, will be voted at the Special Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on an otherwise properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

Q:	What happens if additional matters are presented at the Special Meeting?

A:	If any other matters are properly presented for consideration at the Special Meeting, including, among other things, consideration of a motion to adjourn the Special Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Special Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Special Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with Autodesk’s General Counsel, prior to your shares being voted at the Special Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by subsequently making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or nominee or (2) if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the Special Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by Autodesk’s General Counsel prior to the taking of the vote at the Special Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to Autodesk’s General Counsel or should be sent so as to be delivered to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: General Counsel.

Q:	Who will bear the costs of soliciting votes for the Special Meeting?

A:	Autodesk will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. Autodesk may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Autodesk may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

The Company has engaged the services of the Alliance Advisors, LLC, a professional proxy solicitation firm, to aid in the solicitation of proxies from stockholders, including certain brokers, trustees, nominees and other institutional owners for a fee of approximately $8,500 plus costs and expenses.

Q:	Where can I find the voting results of the Special Meeting?

A:	We intend to announce preliminary voting results at the Special Meeting and expect to provide final results in a current report on Form 8-K within four business days of the Special Meeting. In addition, the results will be posted on our website, at www.autodesk.com under “Investors.”

Stockholder Proposals and Director Nominations at Future Meetings

Q:	What is the deadline to propose actions for consideration at the 2012 annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in Autodesk’s proxy material—Stockholders may present proper proposals for inclusion in Autodesk’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to Autodesk’s General Counsel in a timely manner. In order to be included in the proxy statement for the 2012 annual meeting of stockholders, stockholder proposals must be received by Autodesk’s General Counsel no later than January 4, 2012, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting—In addition, Autodesk’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made (1) by or at the direction of the Board of Directors, or (2) by any stockholder entitled to vote who has timely delivered written notice to Autodesk’s General Counsel during the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors, or (3) by a stockholder who has timely delivered written notice which sets forth all information required by Autodesk’s Bylaws to the General Counsel of Autodesk during the Notice Period (as defined below).

The “Notice Period” is defined as the period commencing on the date 75 days prior to the one year anniversary of the date on which Autodesk first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders and terminating on the date 45 days prior to the one year anniversary of the date on which Autodesk first mailed its proxy materials to stockholders for the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2012 annual meeting of stockholders will be from February 18, 2012 to March 19, 2012.

If a stockholder who has notified Autodesk of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, Autodesk need not present the proposal for vote at such meeting.

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the General Counsel of Autodesk, or may be found at www.autodesk.com under “Investors—Corporate Governance.”

All notices of proposals by stockholders, whether or not included in Autodesk’s proxy materials, should be sent to Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903, Attention: General Counsel.

Additional Information About the Proxy Materials

Q:	What should I do if I receive more than one set of proxy materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, or Notices. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each Autodesk proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q:	How may I obtain a separate Notice or a separate set of proxy materials?

A:	If you share an address with another stockholder, each stockholder may not receive a separate Notice or a separate copy of the proxy materials.

Stockholders who do not receive a separate Notice or a separate copy of the proxy materials may request to receive a separate Notice or a separate copy of the proxy materials by calling (415) 507-6705 or sending an email to investor.relations@autodesk.com. Alternatively, stockholders who share an address and receive multiple Notices or multiple copies of our proxy materials can request to receive a single copy by following the instructions above.

Q:	What is the mailing address for Autodesk’s principal executive offices?

A:	Autodesk’s principal executive offices are located at 111 McInnis Parkway, San Rafael, California 94903.

Any written requests for additional information, additional copies of the proxy materials, notices of stockholder proposals, recommendations for candidates to the Board of Directors, communications to the Board of Directors or any other communications should be sent to this address.

Our internet address is www.autodesk.com. The information posted on our website is not incorporated into this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on January 6, 2012

The proxy statement is available at:

https://materials.proxyvote.com/052769

PROPOSAL ONE

APPROVAL OF THE 2012 EMPLOYEE STOCK PLAN

At the Special Meeting, the stockholders will be asked to approve the Autodesk, Inc. 2012 Employee Stock Plan (the “2012 Employee Plan”). The 2012 Employee Plan was adopted by the Board of Directors on November 7, 2011 and, subject to stockholder approval, will become effective on January 6, 2012.

The 2012 Employee Plan will include a “fungible share design” feature whereby each share of Common Stock subject to an incentive stock option or nonqualified stock option will be counted against the shares authorized for issuance under the 2012 Employee Plan as one share, and each share subject to an award of restricted stock or restricted stock units will be counted against the shares authorized for issuance under the 2012 Employee Plan as 1.79 shares. This feature will assist us in achieving our goal of having compensation programs that are both flexible and reflect current best practices.

If stockholders approve the 2012 Employee Plan, the maximum aggregate number of shares of Common Stock which may be issued under the 2012 Employee Plan will be 6,700,000 shares, plus that number of shares remaining for issuance under the existing 2008 Employee Stock Plan, as amended and restated (the “2008 Amended Plan”) as of January 6, 2012, not to exceed 8,500,000 shares, plus that number of shares that are subject to equity awards granted under all of our active and expired or terminated employee equity compensation plans which are outstanding as of January 6, 2012, not to exceed 6,000,000 shares, and thereafter terminate, expire, lapse or are forfeited for any reason and which following the termination, expiration, lapse or forfeiture of such awards do not again become available for issuance under such plans, with the maximum aggregate total of shares of Common Stock which may be issued under the 2012 Employee Plan not to exceed 21,200,000 shares. Upon approval of the 2012 Employee Plan, no further equity awards may be granted under the 2008 Amended Plan.

As of October 31, 2011, there were 9,362,277 shares remaining for future grant under the 2008 Amended Plan and 2,601,181 shares remaining for future grant under the 2010 Director Plan, which were the only two active equity compensation plans under which we were able to grant awards at that date. In addition, at October 31, 2011, there were a total of 30,129,856 options outstanding with a weighted average exercise price of $31.42 and weighted-average contractual life of 4.1 years under all of our active and expired or terminated equity compensation plans. There were a total of 2,104,469 unvested restricted stock units outstanding under all of our active and expired or terminated employee equity compensation plans and 16,049 unvested shares of restricted stock outstanding under all of our active and expired or terminated directors’ equity compensation plans.

Approval of the 2012 Employee Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Special Meeting. If stockholders do not approve the 2012 Employee Plan, Autodesk’s ability to include equity compensation as part of our employees’ total compensation package will be limited following the granting of the remaining shares under the 2008 Amended Plan as it currently stands. Our executive officers have an interest in this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2012 EMPLOYEE PLAN.

Background and Purpose

We provide equity compensation to our employees as an incentive to increase long-term stockholder value.

The purposes of the 2012 Employee Plan are to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to our employees, and promote the success of our business. We believe that equity awards should be a key part of employee compensation, that equity awards promote employee attention to the importance of running the business with a focus on revenue growth and profitability and that equity awards enable us to compete effectively for the best talent in the software industry.

We are asking stockholders to approve the 2012 Employee Plan so that Autodesk can continue to achieve Autodesk’s employee performance, recruiting, retention and incentive goals. Significant changes in the equity compensation practices of high-technology companies, particularly our peers, make approving the 2012 Employee Plan particularly important as we look ahead to future fiscal years.

We believe that our current equity compensation plans reflected appropriate policies at the time of their adoption, but may now inhibit our ability to remain competitive in our compensation practices.

The Benefits of Equity Compensation for Autodesk, our Employees and Stockholders

We strongly believe that the approval of the 2012 Employee Plan and the ability to grant equity awards are essential to our continued success in future years. Equity compensation is essential to attracting and retaining talented employees and keeping employees motivated. If the 2012 Employee Plan is not approved at the Special Meeting, it would seriously hamper our ability to attract and retain the talent we need, and therefore, could affect our success.

Equity compensation is a key component of employee compensation both at Autodesk and in our competitive labor markets, and we encourage equity ownership. Equity awards give employees the perspective of an owner with a stake in the success of Autodesk. We believe that equity awards motivate high levels of performance and provide an effective means of recognizing, rewarding and encouraging employee contributions to our success. Furthermore, we believe that equity awards align the interests of our employees with those of our stockholders by providing an incentive to increase long-term stockholder value. As a result, Autodesk currently grants stock options, with limitations, and restricted stock units under the 2008 Amended Plan. The stock options generally vest over three to four years and generally must be exercised within 10 years of the date of grant. Our employees derive benefit from these stock options only after they have remained with Autodesk through the vesting date and only to the extent that the value of our Common Stock has appreciated from the time the options were granted. The 2008 Amended Plan limits the number of restricted stock units that could be granted. The restricted stock units generally vest over three years. Restricted stock units are granted as an additional retention tool to our executive officers and non-executive employees. Although this equity award practice has worked well for Autodesk in the past, equity compensation practices of our peers and those companies that compete with us for employees has rapidly evolved. Consequently, Autodesk’s equity plans no longer permit the Company to grant equity in a manner that adequately competes for employees and provides proper retention incentives. The 2012 Employee Plan allows the Company the flexibility needed to adapt its equity compensation program to meet the needs of the Company in the changing business environment in which the Company operates.

We believe that equity awards are an important competitive tool in the technology industry and are essential to recruiting and retaining the highly qualified technical and other key personnel which are key to our success. We believe that we must offer competitive compensation packages in order to attract and retain people who can keep us on a course of continued success. Although higher salaries can compensate to some extent for the lack of stock options or other equity awards, we believe that over time we would be at a competitive disadvantage without the focus on success and power of retention provided by equity compensation. Continuing with an out of market equity compensation program would seriously hamper our ability to attract and retain the talent we need to develop the products and the sales and marketing strategies that will define our future success. In recent years, we have hired and retained a number of key performers who have been instrumental in achieving our current success. More broadly, our employee base, a substantial portion of whom receive equity compensation, are motivated to achieve results that drive stockholder value. We believe our equity compensation program has been critical in attracting and retaining a highly effective work force.

Policies Related to our Equity Compensation Programs

The Board of Directors maintains certain policies relating to our equity compensation program. These policies are not expressly part of the 2012 Employee Plan; however they are important to understanding the Company’s use of equity compensation as part of our employees’ total compensation package.

Equity Overhang. The Board of Directors and executive officers have been committed to maintaining a reasonable equity “overhang” amount, which we define as the percentage of equity awards outstanding relative to the Company’s outstanding stock, and we believe these policies are working. Our overhang was 13% in fiscal 2007, 11% in fiscal 2008, 12% in fiscal 2009, 13% in fiscal 2010, 14% in fiscal 2011 and 14% for the first nine months of fiscal 2012. This recent increase reflects exercise prices of many stock options to be above the current fair market values of the underlying stock (such options are referred to as being “under water”), thereby reducing stock option exercises and sales, which in turn increases the overhang.

Limitations on Our Annual Equity Grants. Our Board of Directors is committed to maintaining a reasonable annual equity grant rate. We have reduced the level of equity grants on a gross basis from 5.2% of Common Stock outstanding in fiscal 2005 to 3.5% in fiscal 2011. In addition, the Board of Directors maintains an annual equity award percentage limitation policy, which limits the number of shares underlying equity awards that we can grant under our equity compensation plans. Previously, this policy provided that the aggregate number of shares underlying equity awards granted pursuant to the 2008 Amended Plan will not exceed 3.5% per year of our outstanding Common Stock during any given fiscal year. In fiscal 2012, the Board of Directors raised the fiscal 2012 annual equity award limit from 3.5% to 4% (which remains below the average for our peer group of companies). The Board of Directors took this action in response to the global economic slowdown, which negatively impacted our financial results and significantly depreciated our stock price. Consequently, we increased the annual equity award limit in an effort to remain competitive in our industry and retain and motivate our key employees in a difficult operating environment. Awards issued in connection with business combinations, to newly appointed senior executive officers and to non-employee directors are not included in calculating whether the 4% limitation has been reached. In addition to such exclusions, each restricted stock unit granted is counted as 1.79 shares toward this limitation. These calculations are based on gross awards and are not net of cancellations.

Stock Repurchase Program. We maintain a stock repurchase program to, among other things, offset the dilutive impact of our equity compensation plans. Our executive officers have recommended to the Board of Directors that we maintain our policy of repurchasing shares of Common Stock to offset current or projected dilution, subject to the requirements of Delaware law and consistent with the duty of the Board of Directors to evaluate various potential uses of our cash in light of then-existing business conditions. We repurchased approximately 4.2 million shares in fiscal 2007, 12.1 million shares in fiscal 2008, 8.0 million shares in fiscal 2009, 2.7 million shares in fiscal 2010, 9.0 million shares in fiscal 2011 and 7.7 million shares in fiscal 2012 as of October 31, 2011. The relatively lower share repurchase in fiscal 2010 was largely due to economic conditions during that period, which resulted in lower levels of stock option exercises and dilution.

Executive Equity Holding Program. Our directors and executive officers are encouraged to be Autodesk stockholders through participation in our stock equity plans. The Board of Directors has established voluntary stock ownership guidelines for our directors and executive officers designed to encourage long-term stock ownership in Autodesk and more closely link their interests with those of our other stockholders. These guidelines provide that, from the later of the four-year period from the date such individual assumes such role and the date on which the guidelines were adopted, executive officers should attain an investment position in Autodesk stock equal to a fixed number of shares ranging from 15,000 to 100,000 shares, depending on the individual’s scope of responsibilities, and directors should attain an investment position in Autodesk stock of at least 5,000 shares. Subject to adoption of the 2012 Outside Directors’ Plan, the guideline will be modified such that directors should attain an investment position in Autodesk stock of at least 10,000 shares. The Board of Directors reviews progress against these guidelines annually and updates them as appropriate. See “Executive

Compensation—Compensation Discussion and Analysis” below for additional information regarding the Company’s voluntary stock ownership guidelines.

Prohibition Against Stock Option Repricings. By prohibiting the repricing of stock options under all of the Company’s equity plans, including the 2012 Employee Plan and the 2012 Directors’ Plan, the Board of Directors has eliminated the possibility of achieving gain from stock options unless all stockholders can benefit from the effect of an increase in stock price.

Description of the 2012 Employee Plan

The following paragraphs provide a summary of the principal features of the 2012 Employee Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2012 Employee Plan, which is attached hereto as Appendix A. Capitalized terms that are not defined have the meanings set forth in the 2012 Employee Plan.

Awards. The 2012 Employee Plan permits the grant of incentive stock options, nonqualified stock options, restricted stock, and restricted stock units (each individually, an “Award”), with time-based and performance based vesting.

Stock Subject to the 2012 Employee Plan. If stockholders approve the 2012 Employee Plan, the maximum aggregate number of shares of Common Stock which may be issued under the 2012 Employee Plan will be 6,700,000 shares, plus that number of shares remaining for issuance under the 2008 Amended Plan as of January 6, 2012, not to exceed 8,500,000 shares, plus that number of shares that are subject to equity awards granted under all of our active and expired or terminated equity compensation plans which are outstanding as of January 6, 2012, not to exceed 6,000,000 shares, and thereafter terminate, expire, lapse or are forfeited for any reason and which following the termination, expiration, lapse or forfeiture of such awards do not again become available for issuance under such plans, with the maximum aggregate total of shares of Common Stock which may be issued under the 2012 Employee Plan not to exceed 21,200,000 shares. Upon approval of the 2012 Employee Plan, no further equity awards may be granted under the 2008 Amended Plan.

Each share subject to an incentive stock option or nonqualified stock option will be counted against the shares authorized for issuance under the 2012 Employee Plan as one share, and each share subject to an Award of restricted stock or restricted stock units will be counted against the shares authorized for issuance under the 2012 Employee Plan as 1.79 shares. If an Award expires or becomes unexercisable for any reason, the unpurchased or forfeited shares that were subject to the Award may be returned to the 2012 Employee Plan, unless the 2012 Employee Plan has terminated, and may become available for future grant under the 2012 Employee Plan. Each share which is subject to an Award of restricted stock or restricted stock units granted under the 2012 Employee Plan which is forfeited to or repurchased by Autodesk shall count as having returned 1.79 shares to the total of number of Shares which are available for future grant or sale under the 2012 Employee Plan.

Administration. The 2012 Employee Plan may be administered by the Board of Directors or a committee of the Board of Directors (the “Administrator”). Subject to the provisions of the 2012 Employee Plan, the Administrator has the authority to: (1) construe and interpret the 2012 Employee Plan and Awards granted under the 2012 Employee Plan and apply its provisions, (2) prescribe, amend or rescind rules and regulations relating to the 2012 Employee Plan, (3) select the persons to whom Awards are to be granted, (4) determine the number of shares to be made subject to each Award, (5) determine whether and to what extent Awards are to be granted, (6) determine the terms, conditions and restrictions applicable to Awards generally and to each individual Award (including the provisions of the Award agreement to be entered into between Autodesk and the participant), (7) modify or amend any outstanding Award subject to applicable legal restrictions (except that repricing of a stock option without stockholder approval is prohibited), (8) authorize any person to execute, on our behalf, any instrument required to effect the grant of an Award, (9) approve forms of Award agreement for use under the 2012 Employee Plan, (10) allow participants to satisfy withholding tax obligations by, among other things, electing to have Autodesk withhold from the shares to be issued upon exercise or vesting of an Award that number of shares having a fair market value equal to the minimum amount required to be withheld, (11) determine the fair market value of our Common Stock, (12) approve the forms of agreement for use under the 2012 Employee Plan, and (13) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2012 Employee Plan. All decisions, interpretations and other actions of the Administrator will be final and binding on all holders of Awards and on all persons deriving their rights therefrom. The Board of Directors has currently delegated to the Compensation and Human Resources Committee authority to grant equity awards to all employees including executive officers of Autodesk.

Eligibility to Receive Awards. The 2012 Employee Plan provides that stock options, restricted stock and restricted stock units may be granted only to our employees.

Term. The 2012 Employee Plan will expire on June 30, 2022.

No Repricing. The 2012 Employee Plan prohibits repricing of stock options, including by way of an exchange for Awards with a lower exercise price, a different type of Award, cash, or a combination thereof, unless stockholder approval is obtained.

Terms and Conditions of Stock Options. Each stock option granted under the 2012 Employee Plan is evidenced by a written or electronic stock option agreement between the optionee and Autodesk and is subject to the following terms and conditions:

•

Section 162(m) Share Limit for Stock Options. In order that stock options may qualify as “performance-based compensation” under Section 162(m) of the Code, no participant may be granted stock options to purchase more than 1,500,000 shares in any fiscal year, except that stock options to purchase up to 3,000,000 shares may be granted in a participant’s first fiscal year of service.

•

Exercise Price. The Administrator sets the exercise price of the shares subject to each stock option, provided that the exercise price cannot be less than 100% of the fair market value of our Common Stock on the stock option grant date. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Autodesk or any of its subsidiaries (a “10% Stockholder”).

•

Form of Consideration. The means of payment for shares issued upon exercise of a stock option is specified in each stock option agreement. Payment may generally be made by cash, check, other shares of Autodesk’s Common Stock owned by the optionee, delivery of a properly executed notice with such other documentation as the Administrator and broker may require and the sale proceeds required to pay the exercise price or by a combination of the foregoing.

•

Exercise of the Stock Option. Each stock option agreement will specify the term of the stock option and the date when the stock option is to become exercisable. The 2012 Employee Plan provides that in no event may a stock option granted under the 2012 Employee Plan be exercised more than ten (10) years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the stock option will be for no more than five (5) years from the date of grant.

•

Termination of Employment. If an optionee’s employment terminates for any reason (other than death or permanent disability), all vested stock options held by such optionee under the 2012 Employee Plan expire upon the earlier of (i) such period of time as is set forth in his or her stock option agreement, which Autodesk currently sets at from three to twelve months, or (ii) the expiration date of the stock option.

•

Permanent Disability. If an optionee is unable to continue employment as a result of permanent and total disability (as defined in the Code), all vested stock options held by such optionee under the 2012 Employee Plan expire upon the earlier of (i) twelve months after the date of termination of the optionee’s employment or (ii) the expiration date of the stock option.

•

Death. If an optionee dies while employed by us, all stock options held by such optionee under the 2012 Employee Plan expire upon the earlier of (i) twelve months after the optionee’s death or (ii) the expiration date of the Option. The executor or other legal representative of the optionee may exercise all or part of the optionee’s Option at any time before such expiration with respect to all shares subject to such Option.

•

ISO Limitation. If the aggregate fair market value of all shares subject to an optionee’s incentive stock option that are exercisable for the first time during any calendar year exceeds $100,000, the excess stock options will be treated as nonqualified stock options.

Term and Conditions of Restricted Stock. Each Award of restricted stock granted under the 2012 Employee Plan is evidenced by a written or electronic restricted stock agreement between the participant and Autodesk and is subject to the following terms and conditions:

•

Section 162(m) Share Limit for Restricted Stock. In order that Awards of restricted stock may qualify as “performance-based compensation” under Section 162(m) of the Code, no participant may be granted more than 750,000 shares of restricted stock (and/or restricted stock units) in any fiscal year, except that up to 1,500,000 shares of restricted stock (and/or restricted stock units) may be granted in a participant’s first fiscal year of service.

•

Vesting and Other Restrictions. In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Administrator may impose whatever conditions to vesting it determines to be appropriate. Notwithstanding the foregoing, if the Administrator desires that the Award qualify as “performance-based compensation” under Section 162(m) of the Code, any restrictions will be based on a specified list of performance goals (see “Performance Goals” below for more information). The performance goals may be applied on a company-wide, business unit, industry group or individual basis, as deemed appropriate in light of the participant’s specific responsibilities. Such performance goals may also be applied to awards which are not intended to comply with Section 162(m) of the Code.

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Stockholder Rights. A holder of restricted stock will have the full voting rights of a holder of Common Stock, unless determined otherwise by the Administrator. A holder of restricted stock also generally will be entitled to receive all dividends and other distributions paid with respect to shares of Common Stock unless otherwise provided in the Award agreement; provided, however, that dividends and distributions generally will be subject to the same vesting criteria as the shares of restricted stock upon which the dividend or distribution was paid.

Term and Conditions of Restricted Stock Units. Each Award of restricted stock units granted under the 2012 Employee Plan is evidenced by a written or electronic restricted stock unit agreement between the participant and Autodesk and is subject to the following terms and conditions:

•

Section 162(m) Share Limit for Restricted Stock Units. In order that Awards of restricted stock units may qualify as “performance-based compensation” under Section 162(m) of the Code, no participant may be granted more than 750,000 restricted stock units (and/or shares of restricted stock) in any fiscal year, except that up to 1,500,000 restricted stock units (and/or shares of restricted stock) may be granted in a participant’s first fiscal year of service.

•

Vesting and Other Restrictions. Restricted stock units are Awards that result in a payment to a participant (in the form of cash, shares of Common Stock of equal value, or a combination of the two, as determined by the Administrator) only if performance goals and/or other vesting criteria established by the Administrator are achieved or the Awards otherwise vest. The applicable performance goals (which may be solely continued employment) will be determined by the Administrator, and may be applied on a company-wide, business unit, industry group or individual basis, as deemed appropriate in light of the participant’s specific responsibilities. If the Administrator desires that the Award qualify as “performance-based compensation” under Section 162(m) of the Code, the vesting criteria will be based on a specified list of performance goals (see “Performance Goals” below for more information). Such performance goals may also be applied to awards which are not intended to comply with Section 162(m) of the Code.

Performance Goals. The Administrator (in its discretion) may make performance goals applicable to a participant with respect to an Award. At the Administrator’s discretion, one or more of the following performance goals may apply:

•	Earnings per share

•	Net income

•	Operating margins

•	Revenue

•	Total stockholder return

Each of these goals is defined in the 2012 Employee Plan. Any criteria used may be measured, as applicable (1) on a pro forma basis (as defined in the 2012 Employee Plan), (2) in absolute terms, (3) in relative terms (including, but not limited to, the passage of time and/or against another company or companies or financial metrics), (4) on a per-share and/or share per capita basis, (5) against the performance of the Company as a whole or particular segments, business units, industry groups or products of the Company, and/or (6) on a pre-tax or after-tax basis.

By granting Awards that vest upon achievement of performance goals, the Administrator may be able to preserve the Company’s deduction for certain compensation in excess of $1,000,000. Section 162(m) of the Code limits the Company’s ability to deduct annual compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance to $1,000,000 per individual. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) of the Code are met. These conditions include stockholder approval of the 2012 Employee Plan, setting limits on the number of Awards that any individual may receive, and for Awards other than stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The performance goals listed above, as well as the per person limits on shares covered by Awards, permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m) of the Code, thereby permitting the Company to receive a federal income tax deduction in connection with such Awards.

Leave of Absence. In the event that an employee goes on a leave of absence approved by the Administrator, Award vesting will continue during such leave, except as required by law or as otherwise determined by the Administrator.

Non-Transferability of Awards. Unless otherwise determined by the Administrator, an Award granted under the 2012 Employee Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that such Award may not be transferred for value.

Adjustments Upon Changes in Capitalization. In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by us, appropriate proportional adjustments will be made in the number of shares subject to the 2012 Employee Plan, the individual fiscal year limits applicable to Awards, the number of shares of stock subject to any Award outstanding under the 2012 Employee Plan, and the exercise price of any such outstanding option. Any such adjustment will be made by the Administrator, whose determination will be conclusive.

Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of Autodesk, the Administrator is required to provide notice to each participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may permit a participant to exercise his or her Award until ten (10) days prior to such transaction as to all of the shares covered by an Award. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award will lapse in full, and that any Award vesting will fully accelerate, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

Change of Control. In the event of a change of control, the successor corporation (or its parent or subsidiary) is required to assume or substitute each outstanding Award. If the successor corporation refuses to assume the Awards or to substitute equivalent Awards, such stock options, restricted stock and restricted stock units, will become 100% vested, all restrictions on restricted stock will lapse, and all performance goals or other vesting criteria with respect to Awards with performance-based vesting will be deemed achieved at 100% target levels and all other terms and conditions met. In such event, the Administrator is required to provide notice to the participant that each stock option subject to exercise is fully exercisable for fifteen days from the date of such notice and that the stock option terminates upon expiration of such period.

Amendment, Suspensions and Termination of the 2012 Employee Plan. Autodesk’s Board of Directors may at any time amend, alter, suspend or terminate the 2012 Employee Plan; provided, however, to the extent necessary and desirable to comply with any Applicable Law, the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required. In addition, as noted above under the section entitled “No Repricing,” stock options may not be repriced unless stockholder approval is obtained.

New Plan Benefits

The number of Awards (if any) that an employee may receive under the 2012 Employee Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Our executive officers have an interest in this proposal because they are eligible to receive Awards under the 2012 Employee Plan. Non-employee directors are not eligible to participate in the 2012 Employee Plan. The following table sets forth (a) the total number of shares subject to stock options and restricted stock units granted under the 2008 Amended Plan to the listed persons and groups from February 1, 2011 through October 31, 2011, (b) the weighted average per share exercise price of such stock options and (c) the dollar value of such restricted stock units. The last reported trade price for shares of Common Stock on October 31, 2011 was $34.60.

Name of Individual or Group	Number of Securities Underlying Options Granted	Weighted Average Per Share Exercise Price(s)	Number of Securities Underlying Restricted Stock Units Granted	Dollar Value of Restricted Stock Units Granted

Carl Bass,	300,000	$43.81	200,000	$8,762,000
Chief Executive Officer and President

Mark J. Hawkins,	27,500	43.81	41,385	1,506,894
Executive Vice President and Chief Financial Officer

Jay Bhatt,	27,500	43.81	39,836	1,440,215
Senior Vice President, Architecture, Engineering and Construction

George M. Bado,	—	—	—	—
Former Executive Vice President, Sales and Services (1)

Pascal W. Di Fronzo,	27,500	43.81	33,750	1,173,588
Senior Vice President, General Counsel and Secretary

All executive officers, as a group (11 individuals)	595,218	43.81	562,444	21,590,672

All employees who are not executive officers, as a group	4,406,341	40.66	371,719	15,134,594

All non-executive directors, as a group (8 individuals)	—	—	—	—

(1)	On December 14, 2010, Mr. Bado announced his intention to resign as our Executive Vice President, Sales and Services. In connection with Mr. Bado’s resignation on March 31, 2011, we entered into a Separation Agreement (the “Separation Agreement”) with Mr. Bado on January 28, 2011.

Federal Tax Aspects

The following paragraphs are a summary of the material U.S. federal income tax consequences associated with Awards granted under the 2012 Employee Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Nonqualified Stock Options. No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the shares of Common Stock will be taxed as capital gain or loss.

Incentive Stock Options. No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares of Common Stock more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares of Common Stock before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares of Common Stock on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be taxed as capital gain or loss.

Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income upon grant of restricted stock or restricted stock units. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value of the Shares on that date or the cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2012 Employee Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with a stock option award under the 2012 Employee Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). As discussed above, special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. However, the 2012 Employee Plan has been designed to permit the Administrator to grant stock options that qualify as “performance-based compensation” under Section 162(m) of the Code, thereby permitting the Company to receive a federal income tax deduction in connection with such awards. Restricted stock units do not vest based on the attainment of performance goals, and therefore the Company will not be permitted a federal income tax deduction in connection with grants of restricted stock units to “covered employees.”

For more information about equity compensation plans approved by our stockholders, please see “Executive Compensation—Equity Compensation Plan Information.”

PROPOSAL TWO

APPROVAL OF THE 2012 OUTSIDE DIRECTORS’ STOCK PLAN

At the special meeting, the stockholders will be asked to approve the Autodesk, Inc. 2012 Outside Directors’ Stock Plan (the “2012 Directors’ Plan”). The 2012 Directors’ Plan was adopted by the Board of Directors on November 7, 2011 and, subject to stockholder approval, will become effective on January 6, 2012.

The 2012 Directors’ Plan will include a “fungible share design” feature whereby each share subject to a stock option will be counted against the shares authorized for issuance under the 2012 Directors’ Plan as one share, and each share subject to a restricted stock award or restricted stock unit award will be counted against the shares authorized for issuance under the 2012 Directors’ Plan as 2.11 shares. This feature will assist us in achieving our goal of having compensation programs that reflect current best practices.

If the 2012 Directors’ Plan is approved, our directors will receive an initial grant of 12,400 restricted stock units, an annual grant of 8,300 restricted stock units and the ability to convert all, a portion or none of their annual cash retainer to restricted stock units paid at the rate of 120 percent of the cash dollar amount. Under the 2010 Director Plan the initial and annual grants consisted of stock options of 50,000 shares and 20,000 shares, respectively, and the ability to convert no less than 50% of their cash retainer to restricted stock.

If stockholders approve the 2012 Directors’ Plan, the number of shares of Common Stock reserved for issuance under the 2012 Directors’ Plan will be that number of shares remaining for issuance under the 2010 Director Plan as of as of January 6, 2012, not to exceed 2,600,000 shares. Upon approval of the 2012 Directors’ Plan, no further equity awards may be granted under the 2010 Director Plan.

As of October 31, 2011, there were 9,362,277 shares remaining for future grant under the 2008 Amended Plan and 2,601,181 shares remaining for future grant under the 2010 Director Plan, which were the only two active equity compensation plans under which we were able to grant awards at that date. In addition, at October 31, 2011, there were a total of 30,129,856 options outstanding with a weighted average exercise price of $31.42 and weighted-average contractual life of 4.1 years under all of our active and expired or terminated equity compensation plans. There were a total of 2,104,469 unvested restricted stock units outstanding under all of our active and expired or terminated employee equity compensation plans and 16,049 unvested shares of restricted stock outstanding under all of our active and expired or terminated directors’ equity compensation plans.

Approval of the 2012 Directors’ Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Special Meeting. The Board of Directors believes that approval of the 2012 Directors’ Plan is in the best interests of Autodesk and its stockholders to provide a competitive equity incentive program that will enable us to continue to recruit and retain the capable directors essential to our long-term success. Our directors have an interest in this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE 2012 OUTSIDE DIRECTORS’ STOCK PLAN.

Background and Purpose

Autodesk has a well-established policy of providing equity awards as a part of compensation to non-employee members of our Board of Directors, as well as requiring directors to take at least a portion of their compensation in the form of restricted stock. The purposes of the 2012 Directors’ Plan are to attract and retain highly skilled individuals as directors of Autodesk and to encourage equity ownership by our directors (in the form of restricted stock units, as well as the previously-granted stock options and restricted stock) in order to align their interests with those of our stockholders.

Changes in laws and corporate governance practices over the last several years have narrowed the pool of qualified independent directors, making it more difficult to retain and attract qualified independent directors who possess the requisite financial and business expertise to make valuable contributions to the Board of Directors.

These changes have also increased the time commitment and responsibilities of our directors. In light of competition among companies for directors with appropriate experience, we believe that we need to continue to grant equity awards at our current levels so that we may continue to attract the best available candidates for service as non-employee directors of Autodesk and to acknowledge their increased time commitment and encourage their continued service on the Board of Directors.

The Benefits of Equity Compensation for Autodesk, our Directors and Stockholders

The 2012 Directors’ Plan will assist us in attracting and retaining highly qualified individuals to serve as independent directors of Autodesk and to provide an incentive toward increasing the value of Autodesk for its stockholders. The Board of Directors believes that attracting and retaining qualified members has become more challenging in the past few years due to recent changes in the business and regulatory environment. As noted above in the “Background and Purpose” section, these changes require public companies to have more independent directors on their boards and require their board members to make increasing time commitments. Having a competitive equity incentive program for outside directors is an important factor in recruiting and retaining the high caliber of directors essential to our success. In addition, the Board of Directors believes that equity ownership by directors is important in aligning the interests of management and our stockholders.

Policies Related to our Equity Compensation Programs

The Board of Directors maintains certain policies relating to our equity compensation program. These policies, which are described above in “Proposal One—Policies Related to our Equity Compensation Programs” and are incorporated herein by reference, are not part of the 2012 Directors’ Plan; however they are important to understanding the Company’s use of equity compensation as part of our directors’ total compensation package.

Description of the 2012 Directors’ Plan

The following paragraphs provide a summary of the principal features of the 2012 Directors’ Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2012 Directors’ Plan, which is attached hereto as Appendix B. Capitalized terms that are not defined have the meanings set forth in the 2012 Directors’ Plan.

Awards. The 2012 Directors’ Plan permits the grant of nonqualified stock options, restricted stock, and restricted stock units (each individually, an “Award”).

Stock Subject to the 2012 Directors’ Plan. If stockholders approve the 2012 Directors’ Plan, the number of shares of Common Stock reserved for issuance under the 2012 Directors’ Plan will be that number of shares remaining for issuance under the 2010 Director Plan as of as of January 6, 2012, not to exceed 2,600,000 shares. Upon approval of the 2012 Directors’ Plan, no further equity awards may be granted under the 2010 Director Plan.

Each share subject to a nonqualified stock option will be counted against the shares authorized for issuance under the 2012 Directors’ Plan as one share, and each share subject to an Award of restricted stock or restricted stock units will be counted against the shares authorized for issuance under the 2012 Directors’ Plan as 2.11 shares. If an Award expires or becomes unexercisable for any reason, the unpurchased or forfeited shares that were subject to the Award may be returned to the 2012 Directors’ Plan, unless the 2012 Directors’ Plan has terminated, and may become available for future grant under the 2012 Directors’ Plan. Each share which is subject to an Award of restricted stock or restricted stock units granted under the 2012 Directors’ Plan which is forfeited to or repurchased by Autodesk shall count as having returned 2.11 shares to the total of number of Shares which are available for future grant or sale under the 2012 Directors’ Plan.

Administration. The 2012 Directors’ Plan will be administered by the Board of Directors (the “Administrator”). Subject to the provisions of the 2012 Directors’ Plan, the Administrator has the authority to: (1) construe and interpret the 2012 Directors’ Plan and Awards granted under the 2012 Directors’ Plan and apply its provisions, (2) prescribe, amend or rescind rules and regulations relating to the 2012 Directors’ Plan, (3) select the persons to whom Awards are to be granted, (4) determine the number of shares to be made subject to each Award, (5) determine whether and to what extent Awards are to be granted, (6) determine the terms, conditions and restrictions applicable to Awards generally and to each individual Award (including the provisions of the Award agreement to be entered into between Autodesk and the participant), (7) modify or amend any outstanding

Award subject to applicable legal restrictions (except that repricing of a stock option without stockholder approval is prohibited), (8) authorize any person to execute, on our behalf, any instrument required to effect the grant of an Award, (9) approve forms of Award agreement for use under the 2012 Directors’ Plan, (10) determine the fair market value of our Common Stock, (11) approve the forms of agreement for use under the 2012 Directors’ Plan, and (12) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2012 Directors’ Plan. All decisions, interpretations and other actions of the Administrator will be final and binding on all holders of Awards and on all persons deriving their rights therefrom.

Eligibility to Receive Awards. The 2012 Directors’ Plan provides that stock options, restricted stock and restricted stock units may be granted to outside directors.

Term. The 2012 Directors’ Plan will expire on June 30, 2022.

No Repricing. The 2012 Directors’ Plan prohibits repricing of stock options, including by way of an exchange for Awards with a lower exercise price, a different type of Award, cash, or a combination thereof, unless stockholder approval is obtained.

Terms and Conditions of Stock Options. Each stock option granted under the 2012 Directors’ Plan is evidenced by a written or electronic stock option agreement between the optionee and Autodesk and is subject to the following terms and conditions:

•

Exercise Price. The Administrator sets the exercise price of the shares subject to each stock option, provided that the exercise price cannot be less than 100% of the fair market value of our Common Stock on the stock option grant date.

•

Form of Consideration. The means of payment for shares issued upon exercise of a stock option is specified in each stock option agreement. Payment may generally be made by cash, check, other shares of Autodesk’s Common Stock owned by the optionee, delivery of a properly executed notice with such other documentation as the Administrator and broker may require and the sale proceeds required to pay the exercise price or by a combination of the foregoing.

•

Exercise of the Stock Option. Each stock option agreement will specify the term of the stock option and the date when the stock option is to become exercisable. The 2012 Directors’ Plan provides that in no event may a stock option granted under the 2012 Directors’ Plan be exercised more than seven (7) years after the date of grant.

•

Termination of Service. If an optionee’s service as an outside director terminates for any reason (other than death or permanent disability), all vested stock options held by such optionee under the 2012 Directors’ Plan expire upon the earlier of (i) seven months (three years in the case of a qualified retirement), or (ii) the expiration date of the stock option.

•

Permanent Disability. If an optionee is unable to continue service as an outside director as a result of permanent and total disability (as defined in the Code), all vested stock options held by such optionee under the 2012 Directors’ Plan expire upon the earlier of (i) twelve months after the date of termination of the optionee’s service as an outside director or (ii) the expiration date of the stock option.

•

Death. If an optionee dies while serving as an outside director, all stock options held by such optionee under the 2012 Directors’ Plan expire upon the earlier of (i) twelve months after the optionee’s death or (ii) the expiration date of the Option. The executor or other legal representative of the optionee may exercise all or part of the optionee’s Option at any time before such expiration with respect to all shares subject to such Option.

Term and Conditions of Restricted Stock. Each Award of restricted stock granted under the 2012 Directors’ Plan is evidenced by a written or electronic restricted stock agreement between the participant and Autodesk and is subject to the following terms and conditions:

•

Vesting and Other Restrictions. In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Administrator may impose whatever conditions to vesting it determines to be appropriate.

•

Stockholder Rights. A holder of restricted stock will have the full voting rights of a holder of Common Stock, unless determined otherwise by the Administrator. A holder of restricted stock also generally will be entitled to receive all dividends and other distributions paid with respect to shares of Common Stock unless otherwise provided in the Award agreement; provided, however, that dividends and distributions generally will be subject to the same vesting criteria as the shares of restricted stock upon which the dividend or distribution was paid.

Term and Conditions of Restricted Stock Units. Each Award of restricted stock units granted under the 2012 Directors’ Plan is evidenced by a written or electronic restricted stock unit agreement between the participant and Autodesk and is subject to the following terms and conditions:

•

Vesting and Other Restrictions. Restricted stock units are Awards that result in a payment to a participant (in the form of cash, shares of Common Stock of equal value, or a combination of the two, as determined by the Administrator) only if vesting criteria established by the Administrator are achieved or the Awards otherwise vest.

•

Automatic Grants. The 2012 Directors’ Plan provides for the automatic, non-discretionary grant of restricted stock units to our non-employee directors. Upon being elected or appointed to our Board of Directors for the first time, each non-employee director will be granted 12,400 restricted stock units (the “Initial Grant”). Each Initial Grant shall vest in three equal annual installments on each of the first three anniversaries of the date of grant, subject to the director continuing to serve on the Board of Directors through each vesting date. In addition, each non-employee director will be granted an additional 8,300 restricted stock units on the date of each annual meeting of stockholders (the “Annual Grant”), provided that such director has served on the Board of Directors for at least six full months prior to that date and remains a member of the Board of Directors on that date. Each Annual Grant currently shall vest on the date of the next annual meeting of stockholders, subject to the director continuing to serve on the Board of Directors through such date. The number of shares subject to Initial Grants and Annual Grants will be subject to review and revision by the Board on an annual basis.

•

Retainer. Each director may elect to receive all, a portion or none of their annual cash retainer in the form of restricted stock units, provided that such election is made on or prior to December 31st of the calendar year preceding the annual meeting of stockholders when such award is made. This election will be irrevocable and will comply with Section 409A of the Internal Revenue Code of 1986, as amended, unless otherwise determined by the Board of Directors. The amount of stock compensation shall be paid at the rate of 120 percent of the cash dollar amount in the form of restricted stock units, which shall vest on the date of the next annual meeting of stockholders, subject to the director continuing to serve on the Board of Directors through such date.

Leave of Absence. In the event that a participant goes on a leave of absence approved by the Administrator, Award vesting will continue during such leave, except as required by law or as otherwise determined by the Administrator.

Non-Transferability of Awards. Unless otherwise determined by the Administrator, an Award granted under the 2012 Directors’ Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that such Award may not be transferred for value.

Adjustments Upon Changes in Capitalization. In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by us, appropriate proportional adjustments will be made in the number of shares subject to the 2012 Directors’ Plan, the individual fiscal year limits applicable to Awards, the number of shares of stock subject to any Award outstanding under the 2012 Directors’ Plan, and the exercise price of any such outstanding option. Any such adjustment will be made by the Administrator, whose determination will be conclusive.

Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of Autodesk, the Administrator is required to provide notice to each participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may permit a participant to exercise his or her Award until ten (10) days prior to such transaction as to all of the shares covered by an Award. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award will lapse in full, and that any Award vesting will fully accelerate, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

Change of Control. In the event of a change of control, the successor corporation (or its parent or subsidiary) is required to assume or substitute each outstanding Award. If the successor corporation refuses to assume the Awards or to substitute equivalent Awards, such stock options, restricted stock and restricted stock units, will become 100% vested, all restrictions on restricted stock will lapse and all other terms and conditions met. In such event, the Administrator is required to provide notice to the participant that each stock option subject to exercise is fully exercisable for fifteen days from the date of such notice and that the stock option terminates upon expiration of such period.

Amendment, Suspensions and Termination of the 2012 Directors’ Plan. Autodesk’s Board of Directors may at any time amend, alter, suspend or terminate the 2012 Directors’ Plan; provided, however, to the extent necessary and desirable to comply with any Applicable Law, the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required. In addition, as noted above under the section entitled “No Repricing,” stock options may not be repriced unless stockholder approval is obtained.

New Plan Benefits

Each new non-employee member of the Board of Directors will receive an Initial Grant of 12,400 Restricted Stock Units on the date of the first meeting of the Board of Directors at which such person first serves as a director. Each non-employee director will receive an Annual Grant of 8,300 restricted stock units on the date of each annual meeting (provided that such director has served on the Board of Directors for at least six full months prior to that date and remains a member of the Board of Directors on that date). The number of restricted stock units to be granted under the 2012 Directors’ Plan each year with respect to Initial Grants and Annual Grants is subject to review and revision by the Board of Directors on an annual basis. In addition, the 2012 Directors’ Plan permits each director to receive all, a portion or none of their annual cash retainer in the form of restricted stock units paid at the rate of 120 percent of the cash dollar amount. While the 2012 Directors’ Plan also provides for the discretionary grant of options and restricted stock, Autodesk does not have any other current plans, proposals or arrangements to grant Awards under the 2012 Directors’ Plan. None of our executive officers are eligible to participate in the 2012 Directors’ Plan.

The following table sets forth (a) the total number of shares subject to stock options and restricted stock that were granted under the 2010 Director Plan to the listed persons and groups from February 1, 2011 through October 31, 2011, (b) the weighted average per share exercise price of such stock options and (c) the dollar value of such restricted stock. The last reported trade price for shares of Common Stock on October 31, 2011 was $34.60.

Name of Individual or Group	Number of Securities Underlying Options Granted	Weighted Average Per Share Exercise Price(s)	Number of Securities Underlying Restricted Stock Awards Granted	Dollar Value of Restricted Stock Awards Granted
Crawford W. Beveridge	20,000	$36.44	2,305	$83,994
J. Hallam Dawson	20,000	36.44	2,469	89,970
Per-Kristian Halvorsen	20,000	36.44	2,799	101,996
Sean M. Maloney (1)	20,000	36.44	2,469	89,970
Mary T. McDowell	20,000	36.44	1,234	44,967
Lorrie M. Norrington	50,000	43.81	1,234	44,967
Charles J. Robel	20,000	36.44	1,975	71,969
Steven M. West	20,000	36.44	1,564	56,992
All executive officers, as a group (11 individuals)	—	—	—	—
All employees who are not executive officers, as a group	—	—	—	—

(1)	On November 4, 2011, Mr. Maloney resigned as a member of the board of directors. On November 7, 2011, Stacy J. Smith was appointed to the board of directors and received an automatic option grant of 50,000 shares with a per share exercise price of $35.02.

Federal Tax Aspects

The following paragraphs are a summary of the material U.S. federal income tax consequences associated with Awards granted under the 2012 Directors’ Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Nonqualified Stock Options. No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the shares of Common Stock will be taxed as capital gain or loss.

Restricted Stock and Restricted Stock Units. A participant generally will not have taxable income upon grant of restricted stock or restricted stock units. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value of the Shares on that date or the cash received minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2012 Directors’ Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions,

Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with a stock option award under the 2012 Directors’ Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option).

EXECUTIVE COMPENSATION

Because we are soliciting stockholder approval of a new employee equity compensation plan in Proposal One, SEC rules require us to include an “Executive Compensation” section in this proxy statement. Except for minor conforming changes, the following section is identical to the Executive Compensation section that appeared in our proxy statement for our 2011 Annual Meeting of Stockholders held in July 2011. At our 2011 Annual Meeting of Stockholders, our stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement as follows: 160,985,733 votes for, 29,933,815 votes against, and 134,867 abstentions, with 13,755,476 broker non votes.

Compensation Discussion and Analysis

Compensation Objectives

Our compensation objectives are to enhance long-term stockholder value by:

•	rewarding our executive officers for meeting or exceeding the Company’s strategic and financial goals, and individual performance goals; and

•	effectively attracting, retaining and motivating high caliber executive officers who can meaningfully contribute to the success of our Company and demonstrate leadership for our employees.

These objectives guide the decisions of the Compensation and Human Resources Committee of the Board of Directors (the “Compensation Committee”) regarding compensation for our executive officers.

In practice, we seek to link compensation to performance and to the long-term interests of our stockholders by:

•	ensuring that our executive team has clear goals and accountability with respect to financial and nonfinancial corporate performance;

•

establishing compensation opportunities that are competitive with prevailing practices for our industry, the stage of our growth, and the dynamic and challenging technology labor markets in which we operate;

•	assessing performance against companywide key metrics as well as individual goals;

•	utilizing a combination of plans that balance rewards for annual and longer-term performance, mitigating potential risk-taking by any one executive; and

•	using equity incentive plans, which reward for long-term increases in the value of our stock.

Named Executive Officers

Throughout this proxy statement, the individuals included in the Summary Compensation Table on page 46 are referred to as our “Named Executive Officers.” For fiscal 2011, our Named Executive Officers were:

•	Carl Bass, Chief Executive Officer and President

•	Mark J. Hawkins, Executive Vice President and Chief Financial Officer

•	George M. “Ken” Bado, former Executive Vice President, Sales and Services

•	Jay Bhatt, Senior Vice President, Architecture, Engineering and Construction

•	Pascal W. Di Fronzo, Senior Vice President, General Counsel & Secretary

The information in this discussion provides perspective and narrative analysis relating to, and should be read along with, the executive compensation tables and discussion contained below.

On December 14, 2010, Mr. Bado announced his intention to resign as our Executive Vice President, Sales and Services. In connection with Mr. Bado’s resignation, we entered into a Separation Agreement (the “Separation Agreement”) with Mr. Bado on January 28, 2011. A description of the Separation Agreement is found in “Executive Compensation—Change in Control Arrangements and Employment Agreements,” below.

Summary of Executive Compensation in Fiscal 2011

This summary section is intended to help you understand how we met our compensation objectives described above during fiscal 2011 by:

•	structuring fiscal 2011 executive compensation in light of the macroeconomic environment and anticipated Company performance;

•	paying executive compensation based on financial and other performance during fiscal 2011; and

•	establishing and following sound compensation governance practices.

Global economic uncertainty at the beginning of fiscal 2011, the improved economic and market environment during fiscal 2011 and the positive impact of this environment on our financial performance affected our Named Executive Officers’ compensation in several ways, as described below.

Executive Compensation Decisions for Fiscal 2011

Our compensation program for fiscal 2011 was established at the beginning of fiscal 2011 during a period of uncertainty. The global economy appeared to continue to be in recession, and many macroeconomic concerns remained from the prior year. In addition, the Company had experienced one of its most difficult financial years during fiscal 2010, and cost controls continued to be a point of Company emphasis. Against this backdrop, our Compensation Committee took a prudent and conservative approach to setting our Named Executive Officers’ compensation as follows:

•

Executive officers’ base salaries, including our Named Executive Officers’ salaries, remained frozen at fiscal 2010 levels, except Mr. Bhatt. This effectively meant that executive officer salaries were at the same level as fiscal 2009 since the Company similarly froze salaries from fiscal 2009 to fiscal 2010. Portions of our Named Executive Officers’ salaries for fiscal 2009 and fiscal 2010 were temporary reduced by 10%, which is excluded from the levels noted in the preceding sentence.

•

Our short-term cash incentive plan (a cash bonus plan known as our Executive Incentive Plan or EIP) was set to fund at 75% of aggregate employee target payouts if we met our financial plan, and to fund at 100% (or more) of aggregate employee target payouts only if we meaningfully exceeded our plan.

•

Award targets (as a percent of base salary) of our short-term cash incentive plan, were increased to shift even more focus on achieving financial performance improvement against the annual operating goals set for the fiscal year, including increased revenue and improved non-GAAP operating margin. This effectively shifted cash compensation to short term performance based awards rather than salary.

•

Executive stock equity grants with standard four year vesting were made to aid executive retention and alignment with stockholder interests. No restricted stock awards were made except in connection with the short-term cash incentive plan.

While the basic elements of our compensation program for fiscal 2011—base salary, short-term incentives and long-term incentives—were generally consistent with the elements of our programs in previous fiscal years, the Compensation Committee sought to be conservative in its compensation approach while providing meaningful incentives to achieving our financial goals.

Financial Performance in Fiscal 2011 and its Effect on Executive Compensation Paid for Fiscal 2011

Despite a continued difficult business and economic environment, we experienced an increase in demand for our products and services in all of the geographies and industries we serve during fiscal 2011 as compared to fiscal 2010. This positively impacted our financial results and stock price. In addition, we continued to make progress in controlling our operating costs, which led to year over year improvements in our non-GAAP operating margin. We believe that the improvements in these areas are indications of a broad-based stabilization of our business. The table below sets forth the improvements in our revenue, non-GAAP income from operations and non-GAAP operating margin from fiscal 2010 to fiscal 2011:

	Fiscal 2011	Fiscal 2010	Change
	(in millions, except percentages)
Revenue	$1,951.8	$1,713.7	14%
Non-GAAP income from operations	$418.8	$286.8	46%
Non-GAAP operating margin	21%	17%	28%

Our total stockholder return during fiscal 2011 was 71%, with the Company’s stock price appreciating from $23.81 on the first day of fiscal 2011 to $40.68 on the last day of fiscal 2011, with the stock price reaching its highest price of $42.03 and its lowest price of $22.95 during that period.

Our revenue increased 14% during fiscal 2011 as compared to fiscal 2010, and our non-GAAP operating margin (which excludes stock-based compensation, amortization of certain purchased intangible assets, restructuring charges and impairment of goodwill) increased 28% during fiscal 2011 as compared to fiscal 2010. Although our financial results in fiscal 2011 have not returned to the levels that we achieved several years ago, they exceeded our expectations and the financial targets set at the beginning of fiscal 2011. As a result of our financial results for fiscal 2011, our Named Executive Officers’ compensation increased from fiscal 2010 levels. Specifically:

•

As a direct result of the Company exceeding its financial targets, our short-term cash incentive plan paid out well above the 75% of the target funding level set at the beginning of fiscal 2011. Short-term cash incentive, in aggregate, for our Named Executive Officers increased 35% over the amount paid in fiscal 2010 while the Company’s revenue and non-GAAP operating margin increased 14% and 28%, respectively.

•

Long-term equity incentives in fiscal 2011 continued to constitute a significant portion of each of our Named Executive Officers’ compensation. The cost to the Company of this compensation is reported in the compensation tables beginning on page 46. The value to our executives of this type of compensation is directly linked to the performance of our stock price (“over time”), aligning our executives’ interests with our stockholders’ interests. As described above in this section, our stock price appreciated 71% during fiscal 2011, and as a result the intrinsic value of equity granted to our Named Executive Officers prior to fiscal 2011 increased.

Compensation Governance Practices

A number of fundamental elements of our compensation programs support our overall philosophy, which in practice are reflected in a number of our programs and practices, such as:

•	Pay-for-performance.

•	Mix of short- and long-term focused compensation.

•	Stock ownership guidelines that have been exceeded by each of our Named Executive Officers.

•

A “no-hedging” policy in our insider trading policy that prohibits our directors, named executive officers, other executive officers and certain employees from trading in derivative securities of Autodesk.

•	The Compensation Committee’s engagement of its own independent consultant that does not provide any services to management and had no prior relationship with any of our Named Executive Officers.

•

A change in control program for our Named Executive Officers that requires both a change in control of the Company and termination of employment (“double trigger”) and does not provide any “gross-ups.”

•	A strong risk management program with specific responsibilities assigned to management, the Board, and the Board’s committees.

Authority for Executive Compensation Decisions

As of the end of fiscal 2011, the Compensation Committee consisted of three independent, nonemployee directors as defined by the listing standards of The NASDAQ Stock Market:

•	Steven M. West (Chairman)

•	Per-Kristian Halvorsen

•	Mary T. McDowell

Sean M. Maloney also served on the Compensation Committee through June 10, 2010 (the date of the Company’s 2010 Annual Stockholder’s meeting) prior to his appointment to the Corporate Governance Committee.

The Compensation Committee:

•	Has the authority to approve the objective and structure of our compensation programs for our executive officers, including Named Executive Officers.

•	Is responsible for ensuring that our executive officer compensation programs are effectively designed, implemented and administered with sound corporate governance practices.

•

Aligns its decisions with our overall compensation objectives, and seeks to balance pay with performance and potential compensation risks to ensure long-term enhancement to our stockholder’s investments.

•	Annually reviews and approves compensation for our Chief Executive Officer (“CEO”) and President and other executive officers.

This includes:

•	base salaries,

•	short-term cash incentives,

•	equity incentive grants,

•	employment agreements and severance arrangements,

•	change-in-control provisions,

•	other benefits or compensation arrangements.

In determining our CEO’s compensation, the Compensation Committee solicits input from the full Board of Directors before making final decisions.

In addition, the Board of Directors has delegated to the Compensation Committee authority to grant stock options, restricted stock units and other equity grants to Autodesk’s executive officers and other employees. The Compensation Committee’s charter and additional information about the Compensation Committee are available at www.autodesk.com under “Investors—Corporate Governance.”

Role of Company Management in Compensation Decisions

The Compensation Committee sets compensation for our executive officers, including our Named Executive Officers.

Certain officers such as our CEO; Senior Vice President of Human Resources and Corporate Real Estate; the vice president responsible for compensation and benefits; and other employees from our Human Resources, Finance, and Legal organizations may assist and support the Compensation Committee by, for example, developing compensation proposals for Compensation Committee consideration, analyzing competitive compensation information, and providing analyses of the status of compensation programs such as levels of equity ownership held by executive officers and gains in equity holdings that remain contingent upon subsequent vesting provisions. However, these individuals do not have decision-making authority in regards to executive officer compensation, and our CEO is not present during the Compensation Committee’s deliberations or voting on his compensation.

Our CEO annually reviews the performance of our other executive officers, including the other Named Executive Officers, with our Compensation Committee. As part of this review, the CEO recommends salary adjustments, short-term cash incentives and equity incentive awards, promotions, and other compensation and benefits. The Compensation Committee reviews these recommendations, but has final authority to set these amounts in its discretion.

In all cases, ultimate discretion for the level, type and mix of executive compensation in total and for each individual executive officer rests with the Compensation Committee.

Use of Outside Consultants

While management may use compensation consultants to assist in the evaluation of CEO or executive officer compensation, the Compensation Committee has the sole authority to retain and terminate its own compensation consultant as it deems appropriate. The compensation consultant’s role is to provide independent third-party advice to assist the Compensation Committee in evaluating and designing our executive compensation policies and programs. While the compensation consultant reports directly to the Compensation Committee, there is interaction between the compensation consultant and our employees as part of the process of providing executive compensation data to the Compensation Committee. In addition, the compensation consultant and our executive officers discuss overall Company goals and objectives.

The Compensation Committee also has authority to obtain independent advice and assistance from internal or external legal, accounting, or other advisors.

Independent Advisor Engaged in Fiscal 2011	Activities

Towers Watson & Co.

•    Advised the Compensation Committee on executive compensation decisions through September 2010

•    Assisted in evaluating the peer group of companies the Compensation Committee uses to identify competitive compensation trends and levels (see “Benchmarking of Compensation” below)

•    Provided relevant market data, including competitive and best practices.

Independent Advisor Engaged in Fiscal 2011	Activities

Pay Governance

•    Replaced Towers Watson & Co. in September 2010 when primary consultant changed firms; as a result, moved from a multi-line consulting advisor to an executive compensation “boutique” thus enhancing advisor independence

•    Advised the Compensation Committee on executive compensation decisions

•    Assisted in evaluating the peer group of companies the Compensation Committee uses to identify competitive compensation trends and levels (see “Benchmarking of Compensation” below)

•    Provided relevant market data, including competitive and best practices.

Compensia	• Provided review, analysis, and recommendations for updating the Executive Change in Control program in light of both competitive and “best” practices

Benchmarking of Compensation

To ensure that our executive compensation practices, including base salaries, target short-term cash incentives, and equity grants are competitive and meet our compensation objectives, the Compensation Committee uses the independent third-party executive compensation data and services referenced above. The data and services reviewed by the Compensation Committee provide information on the compensation practices of a group of companies in our industry as well as competitors for executive talent (collectively, our “peer group”).

The Compensation Committee uses the compensation information about the pay practices of our peer group, and broader technology industry practices, to assist it in its decisions about overall compensation, the elements of compensation, the amount of each element of compensation, and relative compensation among our executive officers. In fiscal 2011, the Compensation Committee used as reference material executive compensation information and data provided by AON/Radford and Equilar.

Specifically, we set the total compensation target for each of our executive officers to be within the range of total compensation packages for similar jobs offered by companies in our peer group. In practice, actual compensation awards may be above or below that typical of the peer group, depending on Company performance and individual experience, skills and performance of each executive officer.

We believe that targeting the range of total compensation packages of our peer companies keeps our compensation competitive and within market norms, while also providing flexibility for increases in compensation for those executive officers demonstrating extraordinary leadership and contribution to the Company and particular skills or expertise.

For fiscal 2011, our Named Executive Officers’ compensation (base salary, short-term cash incentive target and equity incentive compensation) in aggregate was within approximately 2% of similar compensation pay for similar positions with companies in our peer group.

For fiscal 2011, the companies in our peer group are listed below.

Benchmark Companies
Adobe Systems Incorporated	Electronic Arts, Inc.
BMC Software, Inc.	Intuit, Inc.
CA, Inc.	McAfee, Inc.
Cadence Design Systems Inc.	NetApp, Inc.
Citrix Systems, Inc.	Symantec Corporation
eBay, Inc.	VMware, Inc.
EMC Corporation	Yahoo, Inc

These companies all have headquarters located in the San Francisco Bay Area, with the exception of BMC Software with headquarters in Houston, Texas; CA, Inc. with headquarters in Islandia, New York; and EMC Corporation with headquarters in Hopkinton, Massachusetts.

Our peer group is reviewed and updated, as necessary, each year to ensure that the comparisons are meaningful. Several factors are considered in selecting our peer group, including industry, products and services offered, revenue level, geographic location, and competition for executive talent in our labor markets. McAfee will be removed from the peer group in fiscal 2012 as a result of its acquisition by Intel Corporation in February 2011.

Elements of Executive Compensation Programs

Autodesk’s executive compensation program has three key components:

•	base salary,

•	short-term cash incentive, and

•	long-term equity incentives

The Company also provides a comprehensive benefits program and, under certain circumstances, severance.

These programs are designed to attract, retain, and motivate highly effective executive officers to achieve our business goals and improve stockholder value, by linking compensation to our overall strategic and financial performance, while seeking to ensure that our executive officers do not take unnecessary or excessive risks that could harm the Company and our stockholders. These programs are also intended to mitigate potential conflicts between incentives that benefit any one executive to the detriment of the Company and our stockholders. Although the amount and mix of each of these three key components generally are determined by objective assessment, the Compensation Committee retains and exercises judgment and subjective assessments in its ultimate compensation decisions.

Elements of Executive Compensation Program	Purpose

Base Salary

Base salary provides fixed annual cash compensation set at a competitive level that recognizes the scope, responsibility and skills required of the position.

Base salary compensation is a reliable source of income for our executive officers, an important part of retaining our executive officers, and is not subject to the variability of the short-term cash incentive and long-term equity incentive components of our executive compensation programs.

Short-term Cash Incentive Plan and Sales Commissions

Our annual short-term cash incentive plan is intended to motivate and reward participants to ensure Autodesk achieves its annual financial and non-financial objectives as well as individual objectives.

Sales commissions are a portion of total targeted cash compensation designed to motivate sales executives to achieve revenue and contribution targets.

Elements of Executive Compensation Program	Purpose

Long-term Incentives—Equity- based Compensation

Equity incentive awards provide employees and executive officers the opportunity to be rewarded for increases in our stock price, which we believe aligns the interests of our employees and executive officers with those of our stockholders.

•    Stock options remain our primary equity incentive vehicle and are intended to direct executive attention to the importance of sustained, long-term revenue growth and profitability

•    Restricted stock units are granted as an additional retention tool to provide compensation to our executive officers despite the volatility of our stock price.

Both stock options and restricted stock units are commonly used equity awards in the software and technology industry, and have become integral components of competitive compensation in our industry.

Vesting periods between two years (in the case of restricted stock units) and four years (in the case of stock options) encourage employees and executive officers to remain with the Company and focus on longer-term results.

Benefits/Perquisites	Health and welfare programs include medical, 401(k) matching, non-qualified deferred compensation plan, life insurance, paid time off and leaves of absence. We also provide for supplementary non-core benefits to accommodate regulatory, cultural and/or practical differences in the different geographies in which we have operations.

Compensation Program Design and Practices

Base Salary

Each of our executive positions is assigned to an executive salary grade level and associated pay range based on an internal assessment of each position’s impact and scope of responsibility. The midpoints of the salary ranges are developed to reflect the increasing scope of responsibility at progressively higher executive levels and to remain competitive within our peer group. The midpoint of each range generally falls in the middle range of pay for similar jobs within our peer group. In general, an executive officer who is new or less experienced in his or her role will be paid lower in the range than an executive officer who has demonstrated proven performance in his or her role for many years, is highly proficient in the skills required for his or her role and applies those skills to very high levels of achievement.

We believe that generally targeting the overall range of salary compensation of our peer group keeps our salary component competitive and balanced, and provides the Compensation Committee the flexibility to increase compensation in its discretion.

Base salaries for executive officers are set annually by the Compensation Committee, typically at its March meeting. Promotion or any appropriate adjustments required during the year may be approved at other meetings. In March 2010, the Compensation Committee considered the benchmark analysis of base salary of our peer group, our CEO’s assessment of each executive officer’s experience, skills and performance level, the general state of the economy and the Company’s performance. For the CEO, the Compensation Committee consulted the full Board of Directors to conduct a similar assessment of his experience, skills and performance.

Based on those factors in aggregate, and the general state of the economy specifically, our executive officers’ salaries were not increased in fiscal 2011, except for Mr. Bhatt. An increase in Mr. Bhatt’s salary was approved by the Compensation Committee to recognize his ongoing unique contributions and leadership.

Short-term Cash Incentive Plan

The structure of our stockholder approved short-term cash incentive plan provides the Compensation Committee with the authority to provide short-term cash incentives that qualify as deductible “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code, provided that certain steps are taken each year. If such steps are not taken by the Compensation Committee, our short-term cash incentive plan still acts as a short-term cash incentive plan, but without qualifying as deductible “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. For fiscal 2011, due in large part to the economic uncertainties at the beginning of fiscal 2011, the Compensation Committee elected not to take steps under our short-term cash incentive plan to create qualifying deductible “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code.

Funding of the short-term cash incentive plan was dependent on the achievement of certain revenue and non-GAAP operating margin levels for fiscal 2011. Details of those amounts are provided below. Non-GAAP operating margin for fiscal 2011 excluded certain costs and expenses, including stock-based compensation expense, amortization of certain purchased intangibles, restructuring charges and goodwill impairment charges. We believe that the use of a non-GAAP operating margin rather than a GAAP operating margin focuses our executive officers on the on-going operations of our business and encourages long-term growth strategies such as acquisitions and in-process research and development investments.

Elements of short-term cash incentive plan performance criteria include financial performance targets and individual performance. All participants share the same financial performance goals, which are focused on annual revenue growth and profitability, as described in greater detail below. All participants also have unique annual non-financial individual performance goals that consist of specific business objectives and management effectiveness goals. Although the financial performance targets are objective and quantitative, the individual performance goals are subjective, qualitative and permit the Compensation Committee to use discretion in determining the success of these criteria.

Target Awards

The Compensation Committee set target short-term cash incentive amounts for each eligible participant based on his or her salary grade. These targets are percentages of such executive officer’s salary, and range from 125% in the case of our CEO to 16.7% in the case of our former Executive Vice President, Sales and Services. These targets are set against each executive officer’s annualized base salary. An executive officer may receive amounts below or above this target award. Target awards for our Named Executive Officers under the short-term cash incentive plan were each approximately:

Short-Term Cash Incentive Plan Participant	Short-Term Cash Incentive Target (as % of base salary)
Carl Bass, Chief Executive Officer and President	125%
Mark J. Hawkins, Executive Vice President and Chief Financial Officer	75%
George M. Bado, former Executive Vice President, Sales and Services	16.7%
Jay Bhatt, Senior Vice President, Architecture, Engineering and Construction	75%
Pascal W. Di Fronzo, Senior Vice President, General Counsel & Secretary	75%

Financial Targets

For fiscal 2011, the Compensation Committee also set financial performance targets that increased funding with an increase of revenue and non-GAAP operating margin. The following represents funding at two financial performance levels, “Baseline Performance” and “Stretch Performance”:

•	Anything below the “Baseline Performance” target would have resulted in less than 75% funding.

•	Anything above the “Stretch Performance” target would have resulted in more than 100% funding.

Fiscal 2011 Performance Targets

Performance Level	Performance Target	Funding as a % of Target Funding
“Baseline” Performance	Revenue: $1.795 billion Non-GAAP Operating Margin: 18.6%	75% of Target Funding

“Stretch” Performance	Revenue: $1.834 billion Non-GAAP Operating Margin: 20.0%	100% of Target Funding

Individual Performance Goals

For fiscal year 2011, each named executive officer’s individual performance goals were to support the following broad corporate performance goals:

Fiscal 2011 Broad Corporate Goals

Increase Revenue and Margin

Improve Customers’ Experience in all of their Interactions with Autodesk

Ensure Autodesk Remains a Truly Great Place to Work

Fiscal 2011 Results. For fiscal 2011, the Company’s revenue was approximately $1.952 billion and non-GAAP operating margin was approximately 21.4%.

The achievement of these financial targets resulted in an overall annual short-term cash incentive funding at 127% of the otherwise target short-term cash incentives which are described below. For fiscal 2011, the Compensation Committee assessed each participant’s individual goals, including management effectiveness and achievement of the broad corporate goals. Based on these factors, including the financial performance targets outlined above, a participant may receive actual short-term cash incentive that is larger or smaller than his or her target award amount, or may receive no short-term cash incentive whatsoever. The actual award for executive officers reflects a combination of the target award, financial performance, and assessment of the individual’s performance during the year, and reflects the discretionary authority of the Compensation Committee.

Actual Awards to Individuals. As discussed above, the Compensation Committee determines the actual awards based not only on the financial performance targets discussed above, but also on an evaluation of each individual’s performance. The Compensation Committee makes these determinations using its discretion, and the Compensation Committee does not specifically weight any particular factor nor apply any prescribed formula in determining the amount of the actual awards.

At its March 2011 meeting, the Compensation Committee reviewed our financial performance and the individual performance of each of our Named Executive Officers for fiscal 2011. The achievement of the financial performance targets resulted in an overall annual short-term cash incentive funding at 127% of the target short-term cash incentive amounts.

Accordingly, at its March 2011 meeting, the Compensation Committee approved short-term cash incentive plan payouts for Named Executive Officers approximately as follows:

Participant	Approved Short-Term Cash Incentive Plan Payout percent of Base Salary	Short-Term Cash Incentive Plan Payout as % of Target Award

Carl Bass	158.8%	127.0%

Mark J. Hawkins	95.2%	127.0%

George M. Bado (a)	0.0%	0.0%

Jay Bhatt	95.2%	127.0%

Pascal W. Di Fronzo	95.8%	128.0%

(a)	Mr. Bado is not eligible for a short-term cash incentive plan payout because he was not an Autodesk employee on the payment date.

Details of these amounts can be found in the “Executive Compensation—Summary Compensation Table and Narrative Disclosure” below.

Short-term Cash Incentive—Autodesk Sales Compensation Plan. In addition to at-risk compensation under the short-term cash incentive plan, Mr. Bado, our former Executive Vice President, Sales and Services, had a portion of his targeted cash compensation tied to sales commissions based on achievement of specific revenue and contribution margin objectives. For fiscal 2011, Mr. Bado’s commission-based cash incentive target was set at approximately 38% of his overall targeted cash compensation, which includes base salary and short term cash incentives (including commission-based cash incentive). Of this 38% target, approximately 34% related to the achievement of a specific revenue objective, and approximately 4% related to a specific contribution margin objective. Payouts for the revenue objective target set for Mr. Bado did not have a pre-set maximum limit, although the payouts for the contribution margin objective did have a preset maximum limit equal to the target amount. For fiscal 2011, the Company’s revenue exceeded the target set for Mr. Bado, which was the target set for our short-term cash incentive plan, noted above. In addition, Mr. Bado met the contribution margin threshold set for him. The contribution margin target set for Mr. Bado in fiscal 2011 was lower than the contribution margin set for Mr. Bado in fiscal 2010. Given the challenges that the Company faced in fiscal 2011, the Company believes that targets set for Mr. Bado’s commission-based cash incentive represented a reasonable but achievable target. As a result of Mr. Bado exceeding these targets, Mr. Bado’s actual commission-based cash incentive was approximately 57% of his overall actual cash compensation. Details of the amounts paid to Mr. Bado as sales commissions can be found in the table below, as well as in the “Executive Compensation—Summary Compensation Table and Narrative Disclosure” below.

	Target Short- Term Cash Incentive Compensation	Percent of Target Short- Term Cash Incentive Compensation	Actual Short- Term Cash Incentive Compensation	Percent of Actual Short- Term Cash Incentive Compensation
Sales commissions - revenue	$300,000	71.5%	$611,575	93.9%
Sales commissions - operating margin	40,000	9.5%	40,000	6.1%
Short-term cash incentive plan (EIP) (a)	80,000	19.0%	—	0.0%

	$420,000	100.0%	$651,575	100.0%

(a)	Mr. Bado is not eligible for a short-term cash incentive plan payout because he was not an Autodesk employee on the payment date.

As noted above, on December 14, 2010, Mr. Bado announced his intention to resign as our Executive Vice President, Sales and Services. In connection with Mr. Bado’s resignation, we entered into a Separation Agreement with Mr. Bado on January 28, 2011. A description of the Separation Agreement is found in “Executive Compensation—Change in Control Arrangements and Employment Agreements,” below.

Long-term Incentives—Equity-based Compensation

In determining actual grants of stock options and restricted stock units to executive officers, the Compensation Committee considers several factors, including the unvested option and restricted stock unit position of each executive officer, the value of those options and restricted stock units compared to other Company executive officers, the mix of incentives between options and restricted stock units, competitive pay practices within our peer group and the individual performance of the executive officer.

The Compensation Committee uses “new hire,” “promotion,” and “ongoing” stock grant guidelines in determining the appropriate size of grants. The stock grant guidelines reflect the range of typical competitive practices of our peer group. The Compensation Committee has authority to exceed these guidelines within the limits prescribed under the equity compensation plan approved by stockholders. The current equity compensation plan limits any individual option grant to 1,500,000 shares and any restricted stock grant (including restricted stock units) to 300,000 shares, except grants to individuals in their first fiscal year of service. In that case, the limit is 3,000,000 shares for an option grant, and 600,000 shares for a restricted stock awards (including restricted stock units).

All equity grants to executive officers are made by the Compensation Committee. Approval of annual equity grants for executive officers occur at regularly scheduled quarterly meetings of the Compensation Committee.

Historically, the Compensation Committee has approved equity grants to newly-hired executive officers at its first quarterly meeting following the executive officer’s hire date, although the Compensation Committee may also approve equity grants to newly-hired executive officers at the Compensation Committee meeting at which the appointment of the new executive officer is approved. The Compensation Committee also approves promotion grants at the Compensation Committee meeting at which the promotion is approved, or at the next quarterly Compensation Committee meeting following the promotion.

Although long-term incentives through equity awards represented a significant portion of most of our Named Executive Officers’ total fiscal 2011 compensation, it represents a variable component of compensation for which full value may not be realized due to stock market conditions, availability of trading windows, vesting conditions, expiration of the awards and the like.

Equity Incentive Deferral Plan. The Equity Incentive Deferral Plan (the “Deferral Plan”) encourages our executive officers to maintain equity ownership in the Company, which we believe aligns the interests of our executive officers with those of our stockholders. Under the Deferral Plan, eligible executive officers, including certain Named Executive Officers, may elect to defer up to 50% of their cash incentive award earned under the short-term cash incentive plan, and have any such deferred amounts granted in the form of restricted stock units (the “Base RSUs”). The Base RSUs are fully vested as of the date of grant and have a distribution date on or about the third anniversary of the grant date. As an incentive for participating in the Deferral Plan, for every three Base RSUs purchased by a participating executive, the Company issues one additional restricted stock unit (the “Premium RSUs”). The Premium RSUs are granted with a vesting date and a distribution date on or about the third anniversary of the grant date.

Executive officers may make an election to participate in the Deferral Plan no later than the end of the calendar year immediately prior to the year in which such services are to be performed.

Equity Grant Policies. Our Board of Directors has established the following policies to govern the granting of equity awards:

Equity Grant Policies

Limitation on Number of Equity Awards Granted	For fiscal 2011, the aggregate number of shares underlying equity awards granted under our 2008 Employee Stock Plan was limited to no more than 3.5% of our outstanding Common Stock as of the end of fiscal 2010.

The 3.5% limitation calculation was based on total (“gross”) awards and is not net of cancellations or forfeitures. In calculating whether the 3.5% limitation had been reached, no equity awards issued in connection with a merger, acquisition, or similar business combination or the appointment of new senior executive officers, such as a chief executive officer, chief financial officer, or chief operating officer, were included in the calculation for total shares granted. In addition, each restricted stock unit granted is counted as two shares toward this limitation.

For fiscal 2011, the aggregate number of equity grants represented less than 3.5% of our common shares outstanding as of January 31, 2010.

Prohibition Against Stock Option Repricing	Repricing of stock options is prohibited without stockholder approval. This restriction exists in all of our equity plans, including our 2008 Employee Stock Plan, as amended and restated, and 2010 Outside Directors’ Stock Plan. A similar policy was in place for our prior employee equity compensation plan.

Nonstatutory Stock and Incentive Stock Options	In general when issuing options, we issue only nonstatutory stock options to employees and executive officers, with the exception of grants to those executive officers subject to the stock ownership guidelines described below.

We have limited our use of incentive stock options (ISOs) because of the heavier financial burden they place on the Company. However, because ISOs provide special tax advantages to the recipient if the stock is held for a certain period of time following exercise, we provide ISOs to certain executive officers to facilitate their meeting our stock ownership guidelines discussed below. ISOs are granted to these few individuals only to the extent allowable by applicable Internal Revenue Code limits. Any excess options are nonstatutory stock options.

Stock Option Grant Exercise Price	For fiscal 2011, the exercise price for stock equity grants equaled the fair market value of the Company’s Common Stock on the date of grant. This is defined as the closing price quoted on the NASDAQ Global Select Market on the grant date.

Stock Grant Vesting and Expiration	All stock options granted in fiscal 2011 vest according to the nature of the grant and the level of the recipient. All stock options granted to executive officers in fiscal 2011, expire seven years from the date of grant. Grants made under the amended 2008 employee stock plan have 10 year terms.

•	Executive Officer and all other vice president stock equity grants (new hire, promotion and performance grants) have four-year vesting, with one-fourth of the total grant vesting on each grant anniversary date for four years.

•	Other non-vice president stock equity grants have three-year vesting, with one-third of the total grant vesting on each grant anniversary date for three years.

•	Standard new hire stock equity grants (50 to 100 shares, depending on country) vest in full on the one-year anniversary of the grant date.

Typically, other than “base RSUs” acquired in exchange for cash otherwise payable under our short-term cash incentive plan, restricted stock units granted to our executive officers vest in full on or about the third anniversary of the grant date.

Stock Ownership Guidelines for Executive Officers and Prohibition on Hedging	The Board of Directors believes that stock ownership by executive officers is important to tie the risks and rewards inherent in stock ownership of the Company to our executive officers. Consequently, the Board of Directors has adopted voluntary guidelines for executive officer stock ownership. These voluntary ownership guidelines provide that executive officers are encouraged to hold a fixed number of shares for each level of executive officer rather than a multiple of salary. This requirement is intended to create clear guidelines that tie a portion of our executive’s net worth to the performance of our stock price.

The current stock ownership guidelines are as follows:

Position	Ownership Guidelines
Chief Executive Officer	100,000 shares
Executive Vice President	30,000 shares
Senior Vice President	15,000 shares

These voluntary stock ownership guidelines are applicable only to those executive officers who are also subject to Section 16 of the Exchange Act. Our executive officers have four years from either December 2008 or the promotion to a new, higher-level position, whichever is later, to achieve the recommended levels of stock ownership to comply with these voluntary stock ownership guidelines. The executive can achieve the recommended levels through exercising vested stock options or by purchasing stock either in the open market or through the Employee Stock Purchase Plan. For purposes of achieving the voluntary stock ownership guidelines, both vested and unvested restricted stock and restricted stock units are counted towards the voluntary guidelines.

As of the end of our fiscal 2011, all Named Executive Officers met the voluntary stock ownership guidelines outlined above.

Under the Company’s insider trading policy, all members of the Board of Directors and executive officers are prohibited from trading put and call options relating to the Company’s stock, or in making “short sales” of the Company’s stock.

In fiscal 2011, stock options and restricted stock units were the only equity grants made to our executive officers. At its March 2010 meeting, the Compensation Committee reviewed the factors discussed above and awarded options to the Named Executive Officers based on individual performance and grant values of our peer group for comparable executive officers. In March 2010, the Compensation Committee also approved grants of restricted stock units in connection with the Equity Incentive Deferral Plan described below, for short-term cash incentives awards made in March 2011, relating to fiscal 2011. Please see “Executive Compensation—Grants of Plan-Based Awards in Fiscal 2011,” below for grants made to our Named Executive Officers during fiscal 2011.

Pay Mix

In order to focus our executive officers on achieving superior annual and long-term performance, we have structured our executive officers’ compensation mix so that the majority of their compensation is contingent on achieving or surpassing our annual goals and achieving superior returns for our stockholders. In fact in fiscal 2011, short-term annual incentives increased as a proportion of total compensation mix.

Total Annual Cash Compensation

Total annual cash compensation is made up of a base salary and the short-term cash incentives described above. The ratio of an executive’s base salary and short-term cash incentive target reflects the strong importance that we place on superior performance and achievement. Most of our Named Executive Officers have a significant portion of his or her annual eligible cash compensation contingent on corporate and individual performance and that portion was increased in fiscal 2011.

Total Equity Incentive Compensation

In addition, we want our executive officers focused on long-term achievements that build value for our stockholders. Consistent and prolonged appreciation of our stock price and the building of Company market capitalization are key measures of success. We use stock option and restricted stock unit awards to align our executive officers and their efforts with the goals and interests of our stockholders. Because our executive officers and their decisions and judgment are critical to our long-term success, the majority of their overall compensation is aligned with Company and stockholder value creation.

Actual Pay Mix for Fiscal 2011

For fiscal 2011, the pay mix of our three components of compensation for the Named Executive Officers is shown below. The pay mix generally reflects our objective of providing a large portion of our executive officers’ compensation through long-term equity compensation. Naturally, this mix varies depending on a number of factors, including stock price changes, overall Company performance and individual performance. Amounts in the chart below are based on what was paid or granted during fiscal 2011. Base salary is the amount of each Named Executive Officer’s actual annual base salary. Short-term cash incentive is the actual short-term cash incentive payout and certain separation agreement payments in the case of Mr. Bado. Long-term equity incentive amounts represent aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). These amounts do not necessarily correspond to the actual value that will be realized by the Named Executive Officers upon exercise or sale of the awards. In addition, our officers may from time to time receive other compensation as described in more detail in “Executive Compensation—Summary Compensation Table and Narrative Disclosure,” below.

Long-term equity incentive compensation constitutes the largest single component of compensation of our Named Executive Officers’ overall compensation in fiscal 2011. For our Named Executive Officers, overall cash compensation for fiscal 2011 was more heavily weighted towards short-term incentives than base pay. This mix between fixed base salary and cash incentives is consistent with our pay-for-performance philosophy and is comparable to that for similar positions reviewed in our peer group.

Perquisites and Other Benefits – Design and Practices

Program	Summary Description

Benefits	We offer a variety of benefits programs to all employees, including executive officers. The benefits that our executive officers receive are the same as those of other full-time employees in the same geography.

For example, in the United States, benefits include medical, vision, dental, employee and dependent life insurance, employee and dependent accidental death and dismemberment insurance, short-term disability, long-term disability, and financial programs such as a 401(k) plan and flexible spending accounts. We also reimburse employees for certain types of relocation expenses.

Nonqualified Deferred Compensation	United States-based executive officers are eligible to participate in our Nonqualified Deferred Compensation Plan. The plan is designed to allow eligible employees to make pretax contributions through compensation deferrals to the plan and receive tax-deferred investment returns on the contributions similar to the 401(k) plan.

This benefit is incremental to the 401(k) plan and is available to a limited group of United States-based officers and high level managers. The assets of our Nonqualified Deferred Compensation Plan are held in a rabbi trust. Similar to the 401(k) plan, earnings are not guaranteed.

Perquisites	From time to time, when deemed appropriate by the Compensation Committee, we provide certain executive officers perquisites that we believe are either competitively prudent or in the Company’s best interest.

In fiscal 2011, we provided Mr. Hawkins, our Executive Vice President and Chief Financial Officer, with certain living expenses due to the distance between his home, at the time we hired him in fiscal 2011, and the Company’s headquarters. Please see “Executive Compensation—Summary Compensation Table and Narrative Disclosure,” below for the aggregate amount of such perquisites. In addition, certain other non-material perquisites were provided to certain Named Executive Officers, as noted in the “Executive Compensation—Summary Compensation Table and Narrative Disclosure,” below. Otherwise, we do not, as a general practice, provide material benefits or special considerations to our executive officers that we do not provide to other employees.

Tax and Accounting Considerations

In designing our compensation programs, we have considered tax and accounting implications, including the following.

Program	Tax and Accounting Consideration

Accounting for Stock-Based Compensation	We account for stock-based compensation in accordance with the requirements of ASC 718. We also take into consideration ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for our stock-based compensation programs.

Executive Change in Control Program	We have structured our Executive Change in Control program so that in the event payment of benefits constitutes a “parachute” payment under Section 280G of the Internal Revenue Code, we will revise and limit the payment so that we do not incur additional tax burden on behalf of the participant. For more information, refer to the “Executive Change in Control Program” section on page 52.

Short-term Cash Incentive Plan	The short-term cash incentive plan is structured so that if so desired by the Committee, the plan can comply with the requirements of Section 162(m) of Internal Revenue Code, which allow certain payments under the plan to be deductible for federal income tax purposes.

As discussed above, in fiscal 2011, the tax benefits otherwise available under our short-term cash incentive plan were not available to us, because we did not meet the conditions required under Section 162(m) of the Internal Revenue Code.

Equity Incentive Deferral Plan	The Equity Incentive Deferral Plan is structured to comply with the requirements of Section 409A of the Internal Revenue Code, which imposes limitations and conditions on nonqualified deferred compensation plans and arrangements, including requirements relating to when amounts under such plans may be made, acceleration of benefits, and the timing of elections under such plans.

Post-Employment Obligations

Obligation	Summary Description

Employment Agreement with Mr. Bass	The Company has entered into an employment agreement with Carl Bass, our Chief Executive Officer and President. Throughout fiscal 2011, this agreement provided general protection for Mr. Bass in the event of termination without cause or resignation for good reason (including change of control). We believe that Mr. Bass’s employment agreement provided a valuable tool to retain his services during fiscal 2011. We believe that the protections afforded to him in the event of a change of control provide us with an increased level of confidence that he will remain with the Company up to and for some period of time after a change of control. This in turn provides continuity in the event of a change in control, which we believe may ultimately enhance stockholder value, and discourages benefits simply for consummating a change in control in the Company. Details of the agreements for Mr. Bass can be found beginning on page 53.

Change in Control Program	In March 2006, the Board of Directors approved an amended Executive Change in Control Program, in an effort to ensure the continued service of our key executive officers in the event of a future change of control of the Company. In December 2008, the Board of Directors approved an amended and restated Executive Change in Control Program which updated the Executive Change in Control Program approved in March 2006 to conform to certain new tax provisions. Further amendments were made in December 2010. Each Named Executive Officer, among other employees, participates in the Executive Change in Control Program.

We believe that the Executive Change in Control Program provides us with a valuable tool to retain the services of our executive officers and provides us with an increased level of confidence that our executive officers will remain with the Company for some period of time after a change in control. This in turn provides continuity in the event of a change in control, which we believe may ultimately enhance stockholder value, and discourages benefits simply for consummating a change in control of the Company. We do not provide any gross-up payments in our Executive Change in Control Program.

Separation Agreement with Ken Bado	Pursuant to the terms and conditions of a Separation Agreement, effective as of January 31, 2011, Mr. Bado’s service as the Executive Vice President, Sales and Services of the Company terminated. Mr. Bado continued as an employee providing transitional services through March 28, 2011. Mr. Bado received (a) a lump-sum severance payment of $55,385, equal to six weeks of Mr. Bado’s current base salary, in connection with Mr. Bado’s release of claims against the Company; (b) continued salary, vesting and employee health care benefits through March 28, 2011, in connection with Mr. Bado’s transitional services to the Company; and (c) a special payment of $362,692, equal to twenty-three weeks of Mr. Bado’s current base salary plus target variables, payable in two equal payments of $181,346 on each of September 1, 2011 and January 31, 2012, in connection with continued compliance with the terms of the Separation Agreement, including certain non-competition and non-solicitation obligations undertaken by Mr. Bado.

Please see “Executive Compensation—Change in Control Arrangements and Employment Agreements,” below for more information regarding the Employment Agreement with Mr. Bass, the Executive Change in Control Program, the Separation Agreement with Ken Bado, and potential payments in connection with terminations occurring after a change in control.

Compensation Committee Report

The Compensation and Human Resources Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

Steven M. West, Chairman
Per-Kristian Halvorsen
Mary T. McDowell

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Human Resources Committee is or was formerly an officer or employee of Autodesk or any of its subsidiaries. No interlocking relationship exists between any member of our Compensation and Human Resources Committee and the compensation committee of any other Company, nor has any such interlocking relationship existed in the past.

Compensation Practices and Risk

Our Compensation Committee, in consultation with Pay Governance, has reviewed and discussed the concept of risk as it relates to our compensation program and the Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•	Our use of different types of compensation vehicles that provide a balance of long and short-term incentives with fixed and variable components.

•

Our stock options and restricted stock units typically vest over a multi-year period, and our stock options remain exercisable from four to ten years from the date of grant, encouraging participants to look to long-term appreciation in equity values.

•

The metrics used to determine the amount of a participant’s short-term cash incentive under our short-term cash incentive plan included Company-wide metrics. These Company-wide metrics include revenue and operating margin financial measures, which encourages profitable revenue.

•	Our Compensation Committee retains discretion to modify, reduce or to eliminate short-term cash incentives that would otherwise be payable based on actual financial performance.

•

Our system of internal control over financial reporting, code of business conduct, and whistle-blower program, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our short-term cash incentive plan.

In order to focus our employees on achieving superior annual and long-term performance, we have structured the compensation mix of our employees so that a meaningful amount of their compensation is contingent on achieving or surpassing our annual goals and achieving superior returns for our stockholders.

Summary Compensation Table and Narrative Disclosure

This narrative discussion, as well as the table and footnotes below, provide a summary of our Named Executive Officers’ compensation for the fiscal years ended January 31, 2011, 2010 and 2009. The Named Executive Officers are Carl Bass (Chief Executive Officer and President), Mark J. Hawkins (Executive Vice President and Chief Financial Officer), and the next three most highly compensated individuals who were serving as executive officers of Autodesk on January 31, 2011, the last day of our most recent fiscal year. For information on our compensation objectives, see the discussion under the heading “Compensation Discussion and Analysis.”

Salary—Named Executive Officers are paid a salary which reflects the dollar value of cash base salary earned by each executive during the relevant fiscal year. We did not provide equity or other non-cash items to our Named Executive Officers as salary compensation during fiscal 2011, 2010 or 2009.

Stock Awards and Option Awards—The value of restricted stock unit awards and option awards included in the “Stock Awards” and “Option Awards” columns of the following table represents the grant date fair value of stock and option awards granted during the fiscal year. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements in our fiscal year 2011 Annual Report on Form 10-K filed on March 18, 2011. These amounts do not correspond to the actual value that will be realized by the Named Executive Officers upon the vesting of restricted stock units, the exercise of stock options, or the sale of the Common Stock underlying such awards.

Equity and Non-Equity Incentive Plan Compensation—Non-equity incentive plan compensation represents (1) amounts earned for services performed during the relevant fiscal year pursuant to our short-term cash incentive plan for all executive officers shown except for Mr. Bado, and (2) amounts earned for services performed by Mr. Bado pursuant to Autodesk’s short-term cash incentive plan and for sales commissions earned, as shown below. Amounts earned under our short-term cash incentive plan are paid in cash unless a participant elects to defer a portion of the earned amount as restricted stock; see note (e) below and “Compensation Discussion and Analysis—Equity Grant Practices,” above for more information on these deferrals. The amounts shown in the Non-Equity Incentive Plan Compensation column below reflect the total cash amounts awarded and the amounts shown in the Equity Incentive Plan Compensation column reflect the grant date fair value of restricted stock units granted in lieu of cash due to the participant’s decision to defer into restricted stock units a portion of the total short-term cash incentive plan (EIP) amount awarded. Cash amounts awarded under the short-term cash incentive plan (EIP) are awarded and payable in the first quarter of the following fiscal year.

All Other Compensation—This column represents all other compensation for the relevant fiscal year not reported in the previous columns, such as payment of relocation and temporary housing expenses, reimbursement of certain tax expenses, Autodesk’s matching contributions to pre-tax savings plans, insurance premiums, personal gifts and related tax gross ups. Generally, unless the items included in this category exceed the greater of $25,000 or 10 percent of the total amount of perquisites received by such Named Executive Officer, each individual perquisite is not separately identified and quantified.

The Summary Compensation Table below presents information concerning the total compensation of our Named Executive Officers for the fiscal years ended January 31, 2011, 2010 and 2009. Mr. Hawkins and Mr. Bhatt were not Named Executive Officers prior to fiscal 2010; therefore, their compensation information is not presented for fiscal 2009. Mr. Di Fronzo was not a Named Executive Officer prior to fiscal 2011; therefore, his compensation information is not presented for fiscal 2010 or fiscal 2009.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)	Equity Incentive Plan Compensation ($) (e)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Carl Bass, Chief Executive Officer and President (a)	2011 2010 2009	$920,769 825,000 883,333	$	— — —	$	— 562,560 1,447,040	$3,704,727 4,028,094 4,466,280	$	— — —	$1,429,000 810,000 775,000	$6,184 5,262 4,078	$6,060,680 6,230,916 7,575,731

Mark J. Hawkins, Executive Vice President and Chief Financial Officer (b)	2011 2010	531,058 383,553		100,000 100,000		— 627,610	712,447 1,222,065		333,306 —	250,000 350,000	78,943 107,090	2,005,754 2,790,318

George M. Bado, Former Executive Vice President, Sales and Services (c)	2011 2010 2009	491,077 440,000 480,000		— — —		— 152,360 380,800	664,951 727,264 691,509		— 33,306 49,992	651,575 592,281 352,939	519,832 56,690 230,500	2,327,435 2,001,901 2,185,740

Jay Bhatt, Senior Vice President, Architecture, Engineering & Construction	2011 2010	448,718 320,833		— —		— 152,360	949,930 778,425		266,628 199,951	200,000 150,000	6,029 46,259	1,871,305 1,647,828

Pascal W. Di Fronzo, Senior Vice President, General Counsel and Secretary (d)	2011	390,500		—		—	569,958		—	340,000	27,108	1,327,566

(a)	Mr. Bass was Interim Chief Financial Officer from August 14, 2008 through April 26, 2009.
(b)	Mr. Hawkins became Executive Vice President and Chief Financial Officer on April 27, 2009. Mr. Hawkins received a sign-on bonus paid in two equal $100,000 installments in each of fiscal years 2010 and 2011. Mr. Hawkins’ fiscal 2011 other compensation includes reimbursement of relocation expenses of $73,176. In addition, Mr. Hawkins’ fiscal 2011 other compensation includes the company 401(k) plan match, health benefits, a mobile computing device, and tax gross ups for certain perquisites.
(c)	On December 14, 2010, Mr. Bado announced his intention to resign as our Executive Vice President, Sales and Services. In connection with Mr. Bado’s resignation, we entered into a Separation Agreement (the “Separation Agreement”) with Mr. Bado on January 28, 2011. Mr. Bado’s Non-Equity Incentive Plan Compensation consists of amounts earned pursuant to our short-term cash incentive plan (EIP) and sales commissions and sales bonus earned during fiscal 2011, 2010 and 2009, respectively, as shown below. Commissions and sales bonus are paid quarterly for the previous quarter’s commissions and bonus earned.

	Fiscal 2011	Fiscal 2010	Fiscal 2009
Sales commissions	$611,575	$567,281	$275,439
Sales commissions-operating margin	40,000	—	40,000
Short-term cash incentive plan (EIP)	—	25,000	37,500

Total	$651,575	$592,281	$352,939

During fiscal 2011, Mr. Bado’s other compensation includes the accrual of two special payments each of $181,000 in connection with continued compliance with the terms of the Separation Agreement, $75,000 salary compensation for his employment through March 28, 2011, and a $55,000 severance payment. In addition, Mr. Bado’s fiscal 2011 other compensation includes authorized spouse travel in connection with a business trip, the Company 401(k) plan match, health benefits and tax gross ups for certain perquisites.

(d)	Mr. Di Fronzo’s fiscal 2011 other compensation includes authorized spouse travel in connection with a business trip, the Company 401(k) plan match, health benefits, entertainment, and tax gross ups for certain perquisites.
(e)	Beginning in fiscal 2009, under the terms of our Equity Incentive Deferral Plan, participants were permitted to elect to defer up to 50 percent of their short-term cash incentive plan (EIP) award in a given plan year. The deferred amount of such award will be settled with restricted stock units granted to the participant. For detailed information on the Equity Incentive Deferral Plan, see “Compensation Discussion and Analysis—Equity Grant Policies,” above. For detailed information on fiscal 2011 deferrals, see note (b) to “Grants of Plan-Based Awards in Fiscal 2011” below.

Grants of Plan-Based Awards in Fiscal 2011

Grants of plan-based awards reflect grants made to our Named Executive Officers under our non-equity incentive plans and equity compensation plans during fiscal 2011.

The following table includes amounts payable under our short-term cash incentive plan (EIP) for performance during fiscal 2011. The actual amounts awarded under our short-term cash incentive plan (EIP) for fiscal 2011 were determined by the Compensation Committee in March 2011 and are reflected in the “Equity Incentive Plan Compensation” column of the “Summary Compensation Table and Narrative Disclosure” above for the amount awarded in restricted stock units and “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table and Narrative Disclosure” above for the amount awarded in cash. As described in “Compensation Discussion and Analysis—Equity Grant Policies,” above, our Equity Incentive Deferral Plan permits participants to elect to defer up to 50 percent of their short-term cash incentive plan (EIP) award in a given plan year. Any such deferrals are reflected in footnote (b) following the table below, and the resulting restricted stock units granted under such deferrals are not reflected in the table below as such grants were made in fiscal 2012.

Amounts included for options granted under the 2008 Employee Stock Plan during fiscal 2011 are not tied to performance against a specific plan, but have values that are tied to the price of our stock. Options granted under the 2008 Employee Stock Plan shown in the column entitled “All Other Option Awards” vest over a four year period at a rate of 25 percent per year. See “Change in Control Arrangements and Employment Agreements” below for a further description of certain terms relating to these awards. Awards made under our short-term cash incentive plan (EIP) and the grant-date fair value of awards from our 2008 Employee Stock Plan are included in the Summary Compensation Table above, and do not constitute additional compensation from the amounts included in the Summary Compensation Table.

See “Compensation Discussion and Analysis” above for further discussion of the role of plan based and other awards in our overall executive compensation program.

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended January 31, 2011:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a), (b)						All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards and Option Awards ($) (c)
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)
Carl Bass	3/26/2010	$	— —	$	— 1,125,000	$	— 2,137,500	390,000 —	$29.50 —	$3,704,727 —
Mark J. Hawkins	3/26/2010		— —		— 393,750		— 748,125	75,000 —	29.50 —	712,447 —
George M. Bado	3/26/2010		— —		— 460,000		— N/A	70,000 —	29.50 —	664,951 —
Jay Bhatt	3/26/2010		— —		— 315,000		— 598,500	100,000 —	29.50 —	949,930 —
Pascal W. Di Fronzo	3/26/2010		— —		— 266,250		— 505,875	60,000 —	29.50 —	569,958 —

(a)	Reflects target and maximum dollar amounts payable under the short-term cash incentive plan (EIP) for performance during fiscal 2011, as described in “Compensation Discussion and Analysis—Elements of Executive Compensation Programs.” “Threshold” refers to the minimum amount payable for a certain level of performance; “Target” refers to the amount payable if specified performance targets are reached; and “Maximum” refers to the maximum payout possible. Mr. Bado’s amount in the “Target” column includes a fiscal 2011 target short-term cash incentive plan (EIP) award of $80,000 and target commissions of $340,000. Mr. Bado’s maximum short-term cash incentive plan (EIP) award is $152,000, or 190 percent of his target award. Commissions do not have a preset maximum limit.
(b)	Under the terms of our Equity Incentive Deferral Plan, participants have the ability to defer a portion (up to 50 percent) of their EIP award as restricted stock units. The number of shares of stock underlying restricted stock units granted for the deferred portion of the participant’s short-term cash incentive plan (EIP) award (“Base RSUs”) is determined by dividing the amount of short-term cash incentive deferred by the closing price of our common shares on the grant date. These Base RSUs are fully vested upon grant. In addition, participants who have elected to defer a portion of their short-term cash incentive plan (EIP) award as restricted stock units receive an additional grant of restricted stock units (“Premium RSUs”) at a rate of one share of Premium RSUs for each three shares of Base RSUs granted. These Premium RSUs fully vest on the third anniversary of the grant date. The actual amounts awarded under our short-term cash incentive plan (EIP) for fiscal 2011 were determined by the Compensation Committee and approved by Autodesk’s Board of Directors on March 24, 2011, and are reflected in the “Equity Incentive Plan Compensation” column of the “Summary Compensation Table and Narrative Disclosure” above for the amount awarded in restricted stock units and “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table and Narrative Disclosure” above for the amount awarded in cash. The table below reflects each Named Executive Officer’s decision to defer a portion of their short-term cash incentive plan (EIP) award under our Equity Incentive Deferral Plan and the resulting grants of restricted stock units. The stock awards shown below reflect a closing Common Stock price of $43.81 on March 24, 2011, the date of grant.

	Cash ($)	Base RSUs (#)	Grant Date Fair Value of Base RSUs ($)	Premium RSUs (#)	Grant Date Fair Value of Premium RSUs ($)	Percent Deferred
Carl Bass	$1,429,000	—	$—	—	$—	0%
Mark J. Hawkins	250,000	5,706	249,980	1,902	83,327	50%
George M. Bado	—	—	—	—	—	0%
Jay Bhatt	200,000	4,565	199,993	1,521	66,635	50%
Pascal W. Di Fronzo	340,000	—	—	—	—	0%

(c)	Reflects the grant date fair value of each equity award. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 18, 2011. These amounts do not correspond to the actual value that will be realized by the Named Executive Officers upon the vesting of restricted stock units, the exercise of stock options, or the sale of the Common Stock underlying such awards.

Outstanding Equity Awards at Fiscal 2011 Year End

The following table presents information concerning unexercised options and unvested restricted stock unit awards for each Named Executive Officer outstanding as of January 31, 2011. This table includes options and restricted stock units granted under the 2008 Employee Stock Plan, the 2006 Employee Stock Plan and the 1996 Stock Plan. Unless otherwise indicated, all options granted to Named Executive Officers vest at the rate of 25 percent per year over the first four years of the option term and all restricted stock unit awards fully vest on the third anniversary of the grant date.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (f)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Carl Bass	3/18/2004	125,000		—	$14.40	3/18/2014	—		$—	—		$—
	6/28/2004	150,000		—	20.69	6/28/2014	—		—	—		—
	3/10/2005	218,750		—	30.15	3/10/2012	—		—	—		—
	3/9/2006	750,000		—	38.00	3/9/2012	—		—	—		—
	6/14/2007	281,250		93,750	45.29	6/14/2013	—		—	—		—
	3/13/2008	200,000		200,000	34.53	3/13/2014	—		—	—		—
	6/12/2008	—		—	—	—	38,000	(b)	1,545,840	—		—
	2/2/2009	131,250		393,750	16.53	2/2/2016	—		—	—		—
	12/10/2009	—		—	—	—	24,000	(d)	976,320	—		—
	3/26/2010	—		3,389	29.50	3/26/2017	—		—	—		—
	3/26/2010	—		386,611	29.50	3/26/2017	—		—	—		—

Mark J. Hawkins	4/27/2009	—		112,500	19.01	4/27/2016	25,000	(e)	1,017,000	—		—
	12/10/2009	—		—	—	—	6,500	(d)	264,420	—		—
	3/26/2010	—		3,389	29.50	3/26/2017	—		—	—		—
	3/26/2010	—		71,611	29.50	3/26/2017	—		—	—		—

George M. Bado	3/9/2006	45,000		—	38.00	3/9/2012	—		—	—		—
	6/14/2007	63,750		19,043	45.29	6/14/2013	—		—	—		—
	3/12/2008	32,500		—	32.90	3/12/2014	—		—	—		—
	6/12/2008	—		—	—	—	10,000	(b)	406,800	—		—
	2/2/2009	25,000		74,999	16.53	2/2/2016	—		—	—		—
	3/12/2009	—		—	—	—	—		—	981	(c)	39,907
	12/10/2009	—		—	—	—	6,500	(d)	264,420	—		—
	3/26/2010	—		3,389	29.50	3/26/2017	—		—	—		—
	3/26/2010	—		66,611	29.50	3/26/2017	—		—	—		—
	3/26/2010	—		—	—	—	—		—	282	(g)	11,472

Jay Bhatt	2/10/2005	35,000		—	29.37	2/10/2012	—		—	—		—
	3/9/2006	25,000		—	38.00	3/9/2012	—		—	—		—
	6/14/2007	48,750		30,293	45.29	6/14/2013	—		—	—		—
	8/6/2007	2,992	(a)	—	17.53	4/5/2014	—		—	—		—
	8/6/2007	10,000	(a)	—	21.89	8/13/2014	—		—
	3/12/2008	32,500		32,500	32.90	3/12/2014	—		—	—		—
	6/12/2008	—		—	—	—	7,500	(b)	305,100	—		—
	2/2/2009	18,750		56,250	16.53	2/2/2016	—		—	—		—
	3/12/2009	—		—	—	—	—		—	2,289	(c)	93,117
	6/11/2009	6,250		18,750	22.40	6/11/2016	—		—	—		—
	12/10/2009	—		—	—	—	6,500	(d)	264,420	—		—
	3/26/2010	—		3,389	29.50	3/26/2017	—		—	—		—
	3/26/2010			96,611	29.50	3/26/2017	—		—	—		—
	3/26/2010	—		—	—	—	—		—	1,694	(g)	68,912

Pascal W. Di Fronzo	3/9/2006	30,000		—	38.00	3/9/2012	—		—	—		—
	12/13/2006	22,500		—	41.06	12/13/2012	—		—	—		—
	6/14/2007	56,250		18,750	45.29	6/14/2013	—		—	—		—
	3/12/2008	22,500		22,500	32.90	3/12/2014	—		—	—		—
	6/12/2008	—		—	—	—	7,500	(b)	305,100	—		—
	2/2/2009	18,750		56,250	16.53	2/2/2016	—		—	—		—
	3/12/2009	—		—	—	—	—		—	2,289	(c)	93,117
	12/10/2009	—		—	—	—	6,500	(d)	264,420	—		—
	3/26/2010	—		3,389	29.50	3/26/2017	—		—	—		—
	3/26/2010	—		56,611	29.50	3/26/2017	—		—	—		—

(a)

Options granted on August 6, 2007 to Mr. Bhatt relate to the re-grant of options that were amended and re-priced as a result of our 2007 voluntary review of historical stock option granting practices. These options have varied vesting schedules because the original option was split between an incentive stock option and a non-qualified stock option due to IRS regulations regarding the number of incentive stock options that can vest in any one calendar year, and because only the unexercised portion of the option was cancelled and regranted.
(b)	Awards granted on June 12, 2008 fully vest on the third anniversary of the grant date.
(c)	Awards granted on March 12, 2009 relate to the Premium RSU awards granted under the Equity Incentive Deferral Plan for fiscal year 2009. These awards vest on the third anniversary of the grant date.
(d)	Awards granted on December 10, 2009 fully vest on the second anniversary of the grant date.
(e)	Awards granted to Mr. Hawkins on April 27, 2009 relate to his new hire grants, which fully vest on the third anniversary of the grant date.
(f)	Market value of restricted stock units that have not vested is computed by multiplying (i) $40.68, the closing price on the NASDAQ Global Select Market of Autodesk common stock on January 31, 2011, the last business day of fiscal 2011, by (ii) the number of shares of stock underlying restricted stock unit awards.
(g)	Awards granted on March 26, 2010 relate to the Premium RSU awards granted under the Equity Incentive Deferral Plan for fiscal year 2010. These awards vest on the third anniversary of the grant date.

Option Exercises and Stock Vested at Fiscal 2011 Year End

The following table presents certain information concerning the vesting of stock awards by each of the Named Executive Officers during the fiscal year ended January 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (a)
Carl Bass	—	$—	—	$—
Mark J. Hawkins	37,500	1,087,875	—	—
George M. Bado	45,000	1,773,100	847	24,987
Jay Bhatt	—	—	5,084	149,978
Pascal W. Di Fronzo	12,805	527,133	—	—

(a)	Reflects the number of shares acquired on vesting multiplied by the closing market price of our common stock as reported on the NASDAQ Global Select Market on the vesting date.

Nonqualified Deferred Compensation for Fiscal 2011

Under our Nonqualified Deferred Compensation Plan, certain United States-based officers (including Named Executive Officers) may defer compensation earned as salary, commissions or awards under the short-term cash incentive plan (EIP). Deferral elections are made by eligible executive officers each year during an “open enrollment” period for amounts to be earned in the following year. The Company does not make any contribution for executive officers under the Nonqualified Deferred Compensation Plan. In fiscal 2011, we adopted our Equity Incentive Deferral Plan, which permits certain executive officers to defer up to 50 percent of their short-term cash incentive plan (EIP) award. The Equity Incentive Deferral Plan is available for deferral of awards paid during or after fiscal 2011.

The following table presents information regarding non-qualified deferred compensation activity for each listed officer during the fiscal year ended January 31, 2011.

Name	Executive Contributions in Last Fiscal Year ($) (a)	Aggregate Earnings/ (Losses) in Last Fiscal Year ($) (b)	Aggregate Balance at Last Fiscal Year End ($)
Carl Bass	$—	$—	$—
Mark J. Hawkins	—	4,799	37,208
George M. Bado	67,837	176,953	904,527
Jay Bhatt	147,825	261,383	750,667
Pascal W. Di Fronzo	—	20,459	107,996

(a)	Contributions in this column for Mr. Bado include $43,200, which is reported as fiscal year 2010 non-equity incentive plan compensation in the Summary Compensation Table, and $24,638, which is reported as fiscal year 2010 salary in the Summary Compensation Table. Contributions in this column for Mr. Bhatt include $147,825 which is reported as fiscal year 2010 non-equity incentive plan compensation in the Summary Compensation Table.
(b)	None of the earnings or losses in this column are reflected in the Summary Compensation Table because they are not considered preferential or above market.

Change in Control Arrangements and Employment Agreements

In an effort to ensure the continued service of our key executive officers in the event of a change in control, each of our current executive officers, among other employees, participate in an amended and restated Executive Change in Control Program (the “Program”) that was approved by the Board of Directors in March 2006 and amended most recently in December 2010, effective as of February 1, 2011. Mr. Bass does not participate in the Program and has a change in control provision in his employment agreement, as noted below.

Executive Change in Control Program (effective during the fiscal year ended January 31, 2011)

Under the terms of the Executive Change in Control Program effective during the 2011 fiscal year, if, within twelve months of a change in control, an executive officer who participates in the Program is terminated without cause, or voluntarily terminates their employment for good reason, as cause and good reason are defined in the Program effective during the 2011 fiscal year, the executive officer will receive, following execution of a release and one-year non competition agreement:

•	An amount equal to the executive officer’s annual base compensation and average annual bonus, payable over a 12 month period;

•	The acceleration of the executive officer’s stock options that would have vested within the 12 months following the date of the executive officer’s termination; and

•

Continued coverage of medical and dental insurance for the executive and eligible spouse and dependents until the earlier of 12 months from the date of termination or when the executive officer becomes covered under another employer’s employee benefit plans.

If the executive officer is terminated for any other reason, they will receive severance or other benefits only to the extent that they would be entitled to receive under our then-existing benefit plans and policies. If the benefits provided under the Program effective during the 2011 fiscal year constitute parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and are subject to the excise tax imposed by Section 4999 of the Code, then such benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever amount results in the receipt of the greatest amount of benefits by the executive officer.

As defined in the Program effective during the 2011 fiscal year, a “Change in Control” occurs if the Company is sold or merges with another corporation, if an individual acquires 50 percent or more of the total voting power represented by voting securities, or if the composition of the Board of Directors changes substantially.

For purposes of the tables set forth below in “Potential Payments Upon Termination or Change in Control,” the amounts payable to each of our Named Executive Officers, other than to Mr. Bass who does not participate in the Program and to Mr. Bado, are based upon the terms of the Program effective during the 2011 fiscal year. In the event of the future termination of any executive officer who participates in the Program which results in payment pursuant to the terms of the Program, any such payment would be made pursuant to the terms of the Program effective as of February 1, 2011, as described below, and would result in greater benefits paid to such executive officer than pursuant to the terms of the Program effective during the 2011 fiscal year.

Executive Change in Control Program (effective as of February 1, 2011)

Under the terms of the Program effective as of February 1, 2011, if, within twelve months of a change in control, an executive officer who participates in the Program is terminated without cause, or voluntarily terminates their employment for good reason, as cause and good reason are defined in the Program, the executive officer will receive (among other benefits), following execution of a release and non-solicit agreement:

•	An amount equal to one and one-half times the sum of the executive officer’s annual base compensation and average annual bonus, payable in a lump sum;

•	The acceleration of all of the executive officer’s outstanding incentive equity awards, including stock options and restricted stock units; and

•

Reimbursement of the total applicable premium cost for medical and dental coverage for the executive officer and his or her eligible spouse and dependents until the earlier of 18 months from the date of termination or when the executive officer becomes covered under another employer’s employee benefit plans.

If the executive officer is terminated for any other reason, they will receive severance or other benefits only to the extent that they would be entitled to receive under our then-existing benefit plans and policies. If the benefits provided under the Program constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then such benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever amount results in the receipt of the greatest amount of benefits by the executive officer.

As defined in the Program, a “Change in Control” occurs if any person acquires 50 percent or more of the total voting power represented by voting securities, if the Company sells all or substantially all its assets, if the Company mergers or consolidates with another corporation or if the composition of the Board of Directors changes substantially.

Employment Agreement with Carl Bass

In December 2008, the Company entered into an amended and restated employment agreement with Carl Bass that provides for, among other things, certain payments and benefits to be provided to Mr. Bass in the event his employment is terminated without “cause” or he resigns for “good reason,” including in connection with a “change of control” of the Company, as each such term is defined in Mr. Bass’s employment agreement.

In the event Mr. Bass’s employment is terminated by the Company without cause or if Mr. Bass resigns for good reason, and such termination is not in connection with a change of control, Mr. Bass will receive (i) payment of 200 percent of his then current base salary for 12 months, (ii) accelerated vesting for 12 months of his then outstanding, unvested equity awards (other than awards that vest based on performance), (iii) a period of not less than 6 months to exercise any vested stock options that were granted to Mr. Bass on or after the date he entered into his amended and restated employment agreement, and (iv) reimbursement for premiums paid for continued health benefits for Mr. Bass and his eligible dependents until the earlier of 12 months following termination or the date Mr. Bass becomes covered under similar health plans. In addition, Mr. Bass is subject to non-solicitation and non-competition covenants for 12 months following a termination that gives rise to the severance benefits discussed above.

If, in connection with a change of control, Mr. Bass’s employment is terminated by the Company without cause or if Mr. Bass resigns for good reason, Mr. Bass will receive (i) a lump sum payment in an amount equal to 200 percent of his then current annual base salary, (ii) accelerated vesting for 24 months of his then outstanding, unvested equity awards (other than awards that vest based on performance), (iii) a period of not less than 6 months to exercise any vested stock options that were granted to Mr. Bass on or after the date of his amended and restated employment agreement, and (iv) reimbursement for premiums paid for continued health benefits for Mr. Bass and his eligible dependents until the earlier of 12 months following termination or the date Mr. Bass becomes covered under similar health plans.

Separation Agreement with Ken Bado

In January 2011, the Company entered into a separation agreement with Ken Bado (the “Separation Agreement”). Pursuant to the terms and conditions of the Separation Agreement, effective as of January 31, 2011, Mr. Bado’s service as the Executive Vice President, Sales and Services of the Company terminated. Mr. Bado will continue as an employee providing transitional services through March 28, 2011. Mr. Bado will receive (a) a lump-sum severance payment of $55,385, equal to six weeks of Mr. Bado’s base salary effective as of January 31, 2011, in connection with Mr. Bado’s release of claims against the Company; (b) continued salary, vesting and employee health care benefits through March 28, 2011, in connection with Mr. Bado’s transitional services to the Company; and (c) a special payment of $362,692, equal to twenty-three weeks of Mr. Bado’s base salary as of January 31, 2011 plus target variables, payable in two equal payments of $181,346 on each of September 1, 2011 and January 31, 2012, in connection with continued compliance with the terms of the Separation Agreement, including certain non-competition and non-solicitation obligations undertaken by Mr. Bado.

Potential Payments Upon Termination or Change in Control

The tables below list the estimated amount of compensation payable to each of the Named Executive Officers in the event of voluntary termination, involuntary not-for-cause termination, for cause termination, termination following a change in control and termination in the event of disability or death of the executive. The amounts shown for all Named Executive Officers other than Mr. Bado assume that such termination was effective as of January 31, 2011, and include amounts earned through such time for all components of compensation, benefits and perquisites payable under the Executive Change in Control Program effective during the 2011 fiscal year. Amounts for Mr. Bass also include certain items specified in his employment agreement, discussed above. Amounts for Mr. Bado reflect his resignation as Executive Vice President, Sales and Services as of January 31, 2011, and include amounts earned through such time for all components of compensation, benefits and perquisites payable under the Executive Change in Control Program effective during the 2011 fiscal year. Estimated amounts for share-based compensation are based on the closing price of our common stock on the NASDAQ Global Select Market on Monday, January 31, 2011, which was $40.68 per share. The actual amounts for all Named Executive Officers other than Mr. Bado to be paid out can only be determined at the time of such executive’s separation from the Company.

Carl Bass:

Executive Benefits and Payments	Voluntary Termination on 1/31/2011 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2011 ($)	For Cause Termination on 1/31/2011 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2011 ($)	Disability on 1/31/2011 ($)	Death on 1/31/2011 ($)
Compensation:
Base Salary (1)	$—	$1,800,000	$—	$1,800,000	$—	$—
Short-Term Cash Incentive Plan (EIP) (2)	1,429,000	1,429,000	1,429,000	1,429,000	1,429,000	1,429,000
Stock Awards (3)	—	7,396,898	—	12,274,635	—	—

Benefits and perquisites:
Health Insurance (4)	—	19,840	—	19,840	—	—
Disability Income (5)	—	—	—	—	2,190,314	—
Accidental Death or Dismemberment (6)	—	—	—	—	—	—
Life Insurance (7)	—	—	—	—	—	1,800,000
Accrued Vacation Pay (8)	3,462	3,462	3,462	3,462	3,462	3,462

Total Executive Benefits and Payments Upon Separation	$1,432,462	$10,649,200	$1,432,462	$15,526,937	$3,622,776	$3,232,462

Mark J. Hawkins:

Executive Benefits and Payments	Voluntary Termination on 1/31/2011 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2011 ($)	For Cause Termination on 1/31/2011 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2011 ($)	Disability on 1/31/2011 ($)	Death on 1/31/2011 ($)
Compensation:
Base Salary (1)	$—	$—	$—	$525,000	$—	$—
Short-Term Cash Incentive Plan (EIP) (2)	500,000	500,000	500,000	925,000	500,000	500,000
Stock Options (3)	—	—	—	1,286,670	—	—

Benefits and perquisites:
Health Insurance (4)	—	—	—	20,561	—	—
Disability Income (5)	—	—	—	—	2,289,005	—
Accidental Death or Dismemberment (6)	—	—	—	—	1,050,000	1,050,000
Life Insurance (7)	—	—	—	—	—	1,050,000
Accrued Vacation Pay (8)	—	—	—	—	—	—

Total Executive Benefits and Payments Upon Separation	$500,000	$500,000	$500,000	$2,757,231	$3,839,005	$2,600,000

George M. Bado (9):

Executive Benefits and Payments	Voluntary Termination on 1/31/2011 ($)
Compensation:
Base Salary (1)	$—
Short-Term Cash Incentive Plan (EIP) (2)	—
Sales Commissions and Bonus (10)	385,185
Stock Options (3)	—

Benefits and perquisites:
Health Insurance (4)	—
Disability Income (5)	—
Accidental Death or Dismemberment (6)	—
Life Insurance (7)	—
Accrued Vacation Pay (8)	—

Total Executive Benefits and Payments Upon Separation	$385,185

Jay Bhatt:

Executive Benefits and Payments	Voluntary Termination on 1/31/2011 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2011 ($)	For Cause Termination on 1/31/2011 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2011 ($)	Disability on 1/31/2011 ($)	Death on 1/31/2011 ($)
Compensation:
Base Salary (1)	$—	$—	$—	$420,000	$—	$—
Short-Term Cash Incentive Plan (EIP) (2)	400,000	400,000	400,000	691,667	400,000	400,000
Stock Options (3)	—	—	—	1,542,508	—	—

Benefits and perquisites:
Health Insurance (4)	—	—	—	19,215	—	—
Disability Income (5)	—	—	—	—	2,718,941	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Accrued Vacation Pay (8)	—	—	—	—	—	—

Total Executive Benefits and Payments Upon Separation	$400,000	$400,000	$400,000	$2,673,390	$5,118,941	$4,400,000

Pascal W. Di Fronzo:

Executive Benefits and Payments	Voluntary Termination on 1/31/2011 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on 1/31/2011 ($)	For Cause Termination on 1/31/2011 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on 1/31/2011 ($)	Disability on 1/31/2011 ($)	Death on 1/31/2011 ($)
Compensation:
Base Salary (1)	$—	$—	$—	$355,000	$—	$—
Short-Term Cash Incentive Plan (EIP) (2)	340,000	340,000	340,000	600,417	340,000	340,000
Stock options (3)	—	—	—	1,277,558	—	—
Benefits and perquisites:
Health Insurance (4)	—	—	—	17,666	—	—
Disability Income (5)	—	—	—	—	2,538,805	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Accrued Vacation Pay (8)	—	—	—	—	—	—

Total Executive Benefits and Payments Upon Separation	$340,000	$340,000	$340,000	$2,250,641	$4,878,805	$4,340,000

(1)	Base Salary: For Mr. Bass, the amounts shown would be paid in accordance with his employment agreement. For Mr. Hawkins, Mr. Bhatt and Mr. Di Fronzo, the amounts shown would be paid in accordance with the Executive Change in Control Program effective during the 2011 fiscal year.
(2)	Short-Term Cash Incentive Plan (EIP): For Mr. Bass, amounts reflect the sum of the fiscal 2011 short-term cash incentive already earned under the short-term cash incentive plan. For Mr. Hawkins, Mr. Bhatt and Mr. Di Fronzo, amounts in the Voluntary Termination, Involuntary Not for Cause or Voluntary for Good Reason (Except in Change in Control) Termination, For Cause Termination, Disability and Death columns reflect the fiscal 2011 short-term cash incentive already earned under the short-term cash incentive plan. For Mr. Bhatt and Mr. Di Fronzo, the amounts in the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column are the sum of the fiscal 2011 short-term cash incentive already earned under the short-term cash incentive plan and a severance bonus equal to the average of the last three years’ short-term cash incentives under the Executive Change in Control Program effective during the 2011 fiscal year. For Mr. Hawkins, the amount in the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column is the sum of the fiscal 2011 short-term cash incentive already earned under the short-term cash incentive plan and a severance bonus equal to the average of the last two years’ bonuses under the Executive Change in Control Program effective during the 2011 fiscal year as Mr. Hawkins did not participate in the short-term cash incentive plan prior to fiscal 2010. These amounts are based on the cash value of the short-term cash incentive plan, regardless of the executive officers’ election to defer part of their short-term cash incentive as restricted stock units under the Equity Incentive Deferral Plan.
(3)

Stock Options: For Mr. Hawkins, Mr. Bhatt and Mr. Di Fronzo amounts shown in the Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination columns reflect the value of their outstanding stock options that would normally have vested in the twelve months following their separation but are accelerated (i.e., vest immediately on the date of separation) in accordance with the Executive Change in Control Program agreement effective during the 2011 fiscal year. For purposes of this table the value of the outstanding stock options that vest is determined based upon the pro rata grant date fair value of these options. For Mr. Bass, in accordance with his employment agreement, the amount shown in the Involuntary Not for Cause or Voluntary for Good Reason (Except Change in Control) Termination column reflects the value realized upon immediate vesting of his stock awards normally vesting in the twelve months following his separation, and the amounts in the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column reflects the value realized upon immediate vesting of his stock awards normally vesting in the twenty-four months following his separation.
(4)	Health Insurance: For Mr. Bass, in accordance with his employment agreement, these amounts represent the cost of continuing coverage for Mr. Bass and his dependents for twelve months. For Mr. Hawkins, Mr. Bhatt and Mr. Di Fronzo, these amounts represent the cost of continuing coverage for medical and dental benefits for each executive and their dependents for twelve months in accordance with the Executive Change in Control Program effective during the 2011 fiscal year.
(5)	Disability Income: Reflects the estimated present value of all future payments to each executive under their elected disability program, which represent 100 percent of base salary for the first 90 days, and then 66- 2/3 percent of salary thereafter, with a maximum of $20,000 per month, until the age of 65. These payments would be made by the insurance provider, not by Autodesk.
(6)	Accidental Death or Dismemberment: Reflects the lump-sum amount payable to each executive or his or her beneficiaries by Autodesk’s insurance provider in the event of each executive’s accidental death. There is also a prorated lump sum payment for dismemberment. The amount shown as payable upon dismemberment is based upon the payout for the most severe dismemberment under the plan.
(7)	Life Insurance: Reflects the lump-sum amount payable to beneficiaries by Autodesk’s insurance provider in the event of each executive’s death.
(8)	Accrued Vacation Pay: As of January 31, 2011, all U.S. executives, excluding Mr. Bass, no longer accrue vacation. Therefore, Mr. Hawkins, Mr. Bhatt and Mr. Di Fronzo had no accrued vacation at January 31, 2011. The balance for Mr. Bass reflects the lump-sum amount payable for accrued but unused vacation time.
(9)	For Mr. Bado, the amounts shown are the amounts he actually received following his resignation on January 31, 2011.
(10)	Sales Commissions and Bonus: Reflects amounts earned in the fourth quarter of fiscal 2011 by Mr. Bado, which were paid in the first quarter of fiscal 2012.

Compensation of Directors

During fiscal 2011, our non-employee directors were eligible to receive the annual compensation set forth below:

Member of the Board of Directors	$75,000
Non-executive Chairman of the Company	an additional $65,000
Chair of the Audit Committee	an additional $25,000
Chair of the Compensation and Human Resources Committee	an additional $20,000
Chair of the Corporate Governance and Nominating Committee	an additional $10,000

The annual compensation cycle for non-employee directors begins on the date of the annual stockholders’ meeting and ends on the date of the next annual stockholders meeting (“Directors’ Compensation Cycle”). Director compensation in the tables below represents the portion of annual compensation with respect to service during Autodesk’s fiscal year 2011. No later than December 31 of the year prior to a director’s re-election to the Board of Directors, each director may elect to receive up to 50 percent of their annual fee in cash, with the balance paid in the form of restricted stock issued at a rate of $1.20 worth of stock for each $1.00 of cash compensation foregone. The restricted stock is issued at the beginning of the Directors’ Compensation Cycle on the date of the annual meeting of stockholders and vests on the date of the annual meeting of stockholders in the following year, provided that the recipient is a director on such date. For the period from June 11, 2009 through June 10, 2010, all of our non-employee directors, except Ms. McDowell, Ms. Nelson and Mr. West, elected to convert 100 percent of the cash portion of their annual fees to restricted stock; Ms. McDowell, Ms. Nelson and Mr. West elected to receive 50 percent of their annual fees in cash. For the period from June 11, 2010 through

June 10, 2011, all of our non-employee directors, except Mr. Robel, Ms. McDowell and Mr. West, elected to convert 100 percent of the cash portion of their annual fees to restricted stock; Ms. McDowell and Mr. West elected to receive 50 percent of their annual fees in cash; Mr. Robel elected to receive 40 percent of his annual fees in cash. Accordingly, the amounts above reflect actual fees earned in cash by Mr. Robel, Ms. Dowell and Mr. West during fiscal 2011. If elected, cash compensation is accrued monthly and paid quarterly, in arrears.

Additionally, the Company’s 2010 Outside Directors’ Stock Plan provides for the automatic grant of nonstatutory stock options to our non-employee directors. Upon being elected or appointed to our Board of Directors, each non-employee director is granted an option to purchase 50,000 shares of our Common Stock, with subsequent annual equity grants of 20,000 shares of our Common Stock. The exercise price of options granted under the 2010 Outside Directors’ Stock Plan is equal to the fair value of our Common Stock on the date of grant. Options granted under the 2010 Outside Directors’ Stock Plan upon election or appointment vest over a three-year period; subsequent annual equity grants vest over a one-year period.

Please note that if Proposal Two with respect to the adoption of the 2012 Directors’ Plan is approved, the compensation of the Company’s outside directors will be changed such that instead of stock option awards, the initial equity awards will be granted in the form of 12,400 restricted stock units, annual equity awards will be granted in the form of 8,300 restricted stock units, and each director may elect to receive all, a portion or none of their annual cash retainer in the form of restricted stock units (rather than restricted stock), paid at the rate of 120 percent of the cash dollar amount.

The table below presents information concerning the compensation paid by us to each of our non-employee directors for the fiscal year ended January 31, 2011. Mr. Bass, who was our employee during the fiscal year ended January 31, 2011, did not receive additional compensation for his service as a director. As Ms. Norrington and Mr. Smith did not serve on our Board of Directors during the fiscal year ended January 31, 2011, they did not receive compensation during that fiscal year and are, therefore, not included in the following tables. Ms. Nelson did not seek re-election to the Board of Directors at the 2010 Annual Meeting held on June 10, 2010, and ceased to be a director on that date. The compensation in the following tables relates to Ms. Nelson’s services between February 1, 2010 and June 10, 2010.

Name	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (c)	Total ($)
Crawford W. Beveridge	$—	$167,966	$170,088	$338,054
J. Hallam Dawson	—	89,975	170,088	260,063
Per-Kristian Halvorsen	—	101,976	170,088	272,064
Sean M. Maloney *	—	89,975	170,088	260,063
Mary T. McDowell	32,130	38,549	448,760	519,439
Elizabeth A. Nelson (a)	13,531	16,231	—	29,762
Charles J. Robel	25,567	89,287	170,088	284,942
Steven M. West	47,500	56,989	170,088	274,577

*	On November 4, 2011, Mr. Maloney resigned as a member of the board of directors.
(a)	Ms. Nelson was granted 2,009 restricted stock awards on June 11, 2009 in advance for her services for the period of June 11, 2009 to June 10, 2010.

(b)	As noted above, for the period from June 11, 2009 through June 10, 2010, all of our non-employee directors, except Ms. McDowell, Ms. Nelson and Mr. West, elected to convert 100 percent of the cash portion of their annual fees to restricted stock; Ms. McDowell, Ms. Nelson and Mr. West elected to receive 50 percent of their annual fees in cash. For the period from June 11, 2010 through June 10, 2011, all of our non-employee directors, except Mr. Robel, Ms. McDowell and Mr. West, elected to convert 100 percent of the cash portion of their annual fees to restricted stock; Ms. McDowell and Mr. West elected to receive 50 percent of their annual fees in cash; Mr. Robel elected to receive 40 percent of his annual fees in cash. Accordingly, the amounts above reflect actual fees earned in cash by Mr. Robel, Ms. Dowell and Mr. West during fiscal 2011. The following table represents director compensation as if all of the directors had elected to receive 50 percent of their annual fees in cash. See footnote (c) for the grant date fair value of the restricted stock that they received during fiscal 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Crawford W. Beveridge	$70,000	$83,972	$170,088	$324,060
J. Hallam Dawson	37,500	44,977	170,088	252,565
Per-Kristian Halvorsen	42,500	50,976	170,088	263,564
Sean M. Maloney	37,500	44,977	170,088	252,565
Mary T. McDowell	32,130	38,549	448,760	519,439
Elizabeth A. Nelson	13,531	16,231	—	29,762
Charles J. Robel	50,000	59,984	170,088	280,072
Steven M. West	47,500	56,975	170,088	274,563

(c)	Reflects the pro rata grant date fair value of stock awards and option awards earned by the directors during the fiscal year. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements in our fiscal year 2011 Annual Report on Form 10-K filed on March 18, 2011. These amounts do not correspond to the actual value that will be realized by the Directors upon the vesting of stock awards, the exercise of stock options, or the sale of the common stock underlying such awards.

As outlined in footnote (b) above, the following restricted stock grants reflect the portion of director’s fees earned that were settled in restricted stock at a rate of $1.20 worth of stock for each $1.00 of cash compensation. The following table shows the amounts and fair values of the options granted in fiscal 2011 and the total amounts and fair values of restricted stock awarded in fiscal 2011 as discussed above:

	Restricted Stock			Options
Name	Number of Shares (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date	Number of Shares (#)	Exercise Price Per Share ($)	Grant Date Fair Value of Option Awards ($)
Crawford W. Beveridge	6,131	$167,989	6/10/2010	20,000	$27.40	$170,088
J. Hallam Dawson	3,284	89,982	6/10/2010	20,000	27.40	170,088
Per-Kristian Halvorsen	3,722	101,983	6/10/2010	20,000	27.40	170,088
Sean M. Maloney	3,284	89,982	6/10/2010	20,000	27.40	170,088
Mary T. McDowell	1,642	44,991	3/26/2010	50,000	29.50	448,760
Elizabeth A. Nelson	—	—	N/A	—	—	—
Charles J. Robel	2,627	71,980	6/10/2010	20,000	27.40	170,088
Steven M. West	2,080	56,992	6/10/2010	20,000	27.40	170,088

The aggregate number of each director’s stock options outstanding at January 31, 2011 is disclosed in the table below:

Name	Option Awards Outstanding (#)
Crawford W. Beveridge	160,000
J. Hallam Dawson	200,000
Per-Kristian Halvorsen	140,000
Sean M. Maloney	110,000
Mary T. McDowell	50,000
Elizabeth A. Nelson	—
Charles J. Robel	110,000
Steven M. West	110,000

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance under these plans as of January 31, 2011 (number of securities in thousands).

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in thousands)

Equity compensation plans approved by security holders	31,092	$28.06	45,702	(1)

Equity compensation plans not approved by security holders (2)	731	10.39	—

Total	31,823	$27.65	45,702

(1)	Included in this amount are 27.8 million securities available for future issuance under Autodesk’s 1998 Employee Qualified Stock Purchase Plan.
(2)	Amounts correspond to Autodesk’s Nonstatutory Stock Option Plan, which was terminated by the Board of Directors in December 2004. The Nonstatutory Stock Option Plan permitted the grant to eligible employees of options to purchase up to 16.9 million shares, all of which have been previously granted. Executive officers and members of the Board of Directors were not eligible to participate in this plan. The Nonstatutory Stock Option Plan was intended to help the Company attract and retain outstanding individuals in order to promote the Company’s success. Only nonstatutory stock options were granted under the Nonstatutory Stock Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Autodesk’s Common Stock as of October 31, 2011, for each person or entity who is known by the Company to own beneficially more than five percent of the outstanding shares of our Common Stock, each of the Company’s directors, each of the executive officers named in the Summary Compensation Table on page 46 and all directors and executive officers of the Company as a group. Stacy J. Smith is not included in the following table, as he was appointed to the board of directors on November 7, 2011.

5% Stockholders, Directors and Officers (1)	Common Stock Beneficially Owned (2)	Percentage Beneficially Owned (3)
Principal Stockholders:
BlackRock, Inc. (4)	14,690,754	6.5%
The Vanguard Group, Inc. (5)	11,716,882	5.2%

Non-Employee Directors:
Crawford W. Beveridge (6)	162,568	*
J. Hallam Dawson (7)	252,231	*
Per-Kristian Halvorsen (8)	146,400	*
Sean M. Maloney (9)	119,665	*
Mary T. McDowell (10)	18,642	*
Lorrie M. Norrington (11)	—	*
Charles J. Robel (12)	121,135	*
Steven M. West (13)	116,043	*

Named Executive Officers:
Carl Bass (14)	2,358,496	1.0%
Mark J. Hawkins (15)	7,894	*
George M. Bado (16)	186,509	*
Jay Bhatt (17)	236,629	*
Pascal W. Di Fronzo (18)	207,752	*
All directors and executive officers as a group (19 individuals) (19)	5,191,247	2.2%

*	Represents less than one percent (1 percent) of the outstanding Common Stock.
(1)	Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Autodesk, Inc., 111 McInnis Parkway, San Rafael, California 94903.
(2)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has the right to acquire within 60 days of October 31, 2011 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(3)	The total number of shares of Common Stock outstanding as of October 31, 2011 was 226,602,452.
(4)	As of December 31, 2010, the reporting date of BlackRock, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 2, 2011, BlackRock, Inc. was deemed to have sole voting power with respect to 14,690,754 shares and sole dispositive power with respect to 14,690,754 shares. The address of BlackRock, Inc., 40 East 52nd Street, New York, NY 10022.
(5)	As of December 31, 2010, the reporting date of The Vanguard Group, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 10, 2011, The Vanguard Group, Inc. was deemed to have sole voting power with respect to 288,620 shares and sole dispositive power with respect to 11,428,262 shares. The address of The Vanguard Group, Inc., is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Includes 130,000 shares subject to options exercisable within 60 days of October 31, 2011.
(7)	Includes 200,000 shares subject to options exercisable within 60 days of October 31, 2011.
(8)	Includes 140,000 shares subject to options exercisable within 60 days of October 31, 2011.
(9)	Includes 110,000 shares subject to options exercisable within 60 days of October 31, 2011. On November 4, 2011, Mr. Maloney resigned as a member of the board of directors.
(10)	Consists of 17,000 shares subject to options exercisable within 60 days of October 31, 2011.
(11)	Consists of 0 shares subject to options exercisable within 60 days of October 31, 2011.
(12)	Includes 110,000 shares subject to options exercisable within 60 days of October 31, 2011.
(13)	Includes 110,000 shares subject to options exercisable within 60 days of October 31, 2011.
(14)	Includes 2,278,750 shares subject to options exercisable, and restricted stock units that vest, within 60 days of October 31, 2011.
(15)	Includes 0 shares subject to options exercisable, and restricted stock units that vest, within 60 days of October 31, 2011.
(16)	Mr. Bado resigned as our Executive Vice President, Sales and Services effective March 31, 2011. As such, Autodesk does not have information on Mr. Bado’s October 31, 2011 holdings. The information noted in this table reflects Mr. Bado’s holdings as of March 31, 2011. Included in Mr. Bado’s March 31, 2011 holdings were 142,500 shares subject to options exercisable with 60 days of March 31, 2011.
(17)	Includes 201,742 shares subject to options exercisable, and restricted stock units that vest, within 60 days of October 31, 2011.
(18)	Includes 191,252 shares subject to options exercisable, and restricted stock units that vest, within 60 days of October 31, 2011.
(19)	Includes 4,831,869 shares subject to options exercisable, and restricted stock units that vest, within 60 days of October 31, 2011.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Special Meeting. If any other matters are properly presented at the Special Meeting, it is the intention of the persons named as proxies to vote the shares they represent as the Board of Directors may recommend.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. Therefore, you are urged to vote at your earliest convenience.

THE BOARD OF DIRECTORS

November 21, 2011

San Rafael, California

APPENDIX A

AUTODESK, INC.

2012 EMPLOYEE STOCK PLAN

1. Purposes of the Plan. The purposes of this 2012 Employee Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock or Restricted Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award granted under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii) a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iv) a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors and whose election or nomination was not in connection with any transaction described in (i) or (ii) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h) “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(i) “Common Stock” means the Common Stock of the Company.

(j) “Company” means Autodesk, Inc., a Delaware corporation, or any successor thereto.

(k) “Date of Grant” means, with respect to an Award, the date that the Award is granted and its exercise price is set (if applicable), consistent with Applicable Laws and applicable financial accounting rules.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n) “Earnings Per Share” means, as to any Performance Period, fully diluted earnings per share of the Company, a business unit or an industry group, as defined by generally accepted accounting principles.

(o) “Effective Date” means January 6, 2012.

(p) “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(r) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination; or

(ii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(iii) If Fair Market Value is to be determined as of a date which is not a date on which the Common Stock is traded, then the Fair Market Value on such date shall be the Fair Market Value on the next subsequent trading date.

(s) “Fiscal Year” means a fiscal year of the Company.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Net Income” means, as to any Performance Period, net income for the Performance Period of the Company, a business unit or an industry group, as defined by generally accepted accounting principles.

(v) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(x) “Operating Margins” means the ratio of Operating Income to Revenue.

(y) “Operating Income” means income from operations of the Company, a business unit or an industry group, as defined by generally accepted accounting principles.

(z) “Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan.

(aa) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means the holder of an outstanding Award granted under the Plan.

(cc) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to Awards of Restricted Stock or Restricted Stock Units. Such Performance Goals may be made applicable to Awards which are intended to comply with Section 162(m) of the Code, as well as Awards which not intended to comply with Section 162(m) of the Code. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Revenue, (b) Earnings Per Share, (c) Net Income, (d) Operating Margins, and (e) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) on Pro Forma numbers, (ii) in absolute terms, (iii) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (iv) on a per share and/or share per capita basis, (v) against the performance of the Company as a whole or against particular segments, business units, industry groups or products of the Company and/or (vi) on a pre-tax or after-tax basis. Prior to the date on which such Performance Goals are determined, the Administrator shall stipulate whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (notwithstanding any other provision of the Plan, whether or not such determinations result in any Performance Goal being measured on a basis other than generally accepted accounting principles). Such stipulation may also be made after the date such Performance Goals are determined to the extent that such stipulation would not violate Section 162(m) of the Code.

(dd) “Performance Period” means any Fiscal Year or such longer period as determined by the Administrator in its sole discretion.

(ee) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 9, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator, in its discretion.

(ff) “Plan” means this 2012 Employee Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

(gg) “Pro Forma” means calculation of a Performance Goal in a manner that excludes certain non-recurring, unusual or non-cash expenses or credits, such as restructuring expenses, extraordinary tax events, expenses or credits related to equity compensation or the like, acquisition related expenses and charges, extraordinary items, income or loss from discontinued operations, and/or gains or losses from early extinguishment of debt instead of conforming to generally accepted accounting principles.

(hh) “Restricted Stock” means an Award granted to a Participant pursuant to Section 9.

(ii) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 10.

(jj) “Revenue” means net sales for the Performance Period of the Company, a business unit or an industry group, as defined by generally accepted accounting principles.

(kk) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll) “Section 16(b)” means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(mm) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(nn) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(oo) “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is equal to 6,700,000 Shares plus that number of Shares remaining for issuance under the 2008 Employee Stock Plan as of January 6, 2012, not to exceed 8,500,000 Shares, plus that number of Shares that are subject to equity awards granted under the 2008 Employee Stock Plan, the 2008 Employee Stock Plan (as amended and restated), the 2006 Employee Stock Plan and the 1996 Stock Plan (collectively, the “Prior Plans”) which are outstanding as of January 6, 2012, not to exceed 6,000,000 Shares, and thereafter terminate, expire, lapse or are forfeited for any reason and which following the termination, expiration, lapse or forfeiture of such awards do not again become available for issuance under the Prior Plans, with the maximum aggregate total of Shares which may be issued under the Plan not to exceed 21,200,000 Shares.

(b) The Shares may be authorized, but unissued, or reacquired Common Stock. Subject to Section 3(c) hereof, if an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

(c) Notwithstanding anything to the contrary, each Share subject to an Incentive Stock Option or Nonqualified Stock Option shall be counted against the Shares authorized for issuance under the Plan as one Share. Each Share subject to an Award of Restricted Stock or Restricted Stock Units shall be counted against the Shares authorized for issuance under the Plan as 1.79 Shares. Each Share which is subject to an Award of Restricted Stock or Restricted Stock Units granted under the Plan which is forfeited to or repurchased by the Company pursuant to Section 3(b) hereof shall count as having returned 1.79 Shares to the total of number of Shares which are available for future grant or sale under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by the Board or different Committees with respect to different groups of Employees.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(r) of the Plan;

(ii) to select the Employees to whom Awards may be granted hereunder;

(iii) to determine whether and to what extent Awards are granted hereunder;

(iv) to determine the number of Shares to be covered by each Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. With respect to Options, such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan and Awards granted hereunder;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix) to modify or amend each Award (not inconsistent with the terms of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow Participants to satisfy withholding tax obligations in such manner as may be determined by the Administrator in accordance with the terms of the Plan;

(xii) to determine the terms and restrictions applicable to Awards; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.

5. Eligibility. Awards may be granted only to Employees.

6. No Employment Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.

7. Term of Plan. The Plan shall become effective on January 6, 2012 and continue in effect, unless terminated earlier, until June 30, 2022.

8. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as determined by the Administrator in its sole discretion. The Administrator, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than a total of 1,500,000 Shares; provided, however, that such limit shall be 3,000,000 Shares in the Participant’s first Fiscal Year of Company service. The Administrator may grant Incentive Stock Options, Nonstatutory Stock Options, or a combination thereof.

(b) Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be no longer than ten (10) years from the Date of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no longer than five (5) years from the Date of Grant. Subject to the five (5) and ten (10) year limits set forth in the preceding sentence, the Administrator may, after an Option is granted, extend the maximum term of the Option. Unless otherwise determined by the Administrator, any extension of the term of an Option pursuant to this Section 8(b) shall comply with Code Section 409A.

(c) Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an

Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the Date of Grant.

Notwithstanding the foregoing, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Administrator, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Date of Grant.

(d) No Repricing. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for (a) Awards with a lower exercise price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c).

(e) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

(f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) delivery to the Company of (A) a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and (B) the sale proceeds required to pay the exercise price;

(v) any combination of the foregoing methods of payment; or

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; provided, however, that in no case will loans be permitted as consideration for exercising an Option hereunder.

(g) Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Share promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Share is issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(h) Termination of Relationship as an Employee. If a Participant ceases to be an Employee, other than by reason of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement, to the extent that the Participant was entitled to exercise it on the date of termination. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the date of the Participant’s termination, to the extent that the Participant was entitled to exercise it on the date of termination.

(i) Disability. If a Participant ceases to be an Employee by reason of the Participant’s Disability, the Participant may exercise his or her Option for twelve (12) months following the date of the Participant’s termination, to the extent that the Participant was entitled to exercise it on the date of termination.

(j) Death of Participant. If a Participant ceases to be an Employee by reason of the Participant’s death, the Option may be exercised for twelve (12) months following the date of the Participant’s death, to the extent that the Participant was entitled to exercise it on such date, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(k) General. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant (or the Participant’s beneficiary or representative, as the case may be) does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(l) ISO $100,000 Rule. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 8(k), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

9. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees as the Administrator, in its sole discretion, shall determine. The Administrator, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 750,000 Shares of Restricted Stock (and/or Restricted Stock Units); provided, however, that such limit shall be 1,500,000 Shares in the Participant’s first Fiscal Year of Company service.

(b) Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 9, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 9(d).

(i) General Restrictions. The Administrator may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of specific performance objectives (Company-wide, departmental, or individual), the achievement of Performance Goals, applicable federal or state securities laws, other Applicable Laws, or any other basis determined by the Administrator in its discretion.

(ii) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(iii) Legend. The Administrator, in its discretion, may legend the Shares representing Restricted Stock to give appropriate notice of such restrictions.

(e) Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 9(d)(iii) removed from his or her Share, and the Shares shall be freely transferable by the Participant. The Administrator (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

(f) Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

(h) Return of Restricted Stock to the Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

10. Restricted Stock Units.

(a) Grant of Restricted Stock Units. Restricted Stock Units may be granted to Employees at any time and from time to time, as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 750,000 Restricted Stock Units (and/or Shares of Restricted Stock); provided, however, that such limit shall be 1,500,000 Restricted Stock Units in the Participant’s first Fiscal Year of Company service.

(b) Value of Restricted Stock Units. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

(c) Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(d) Performance Objectives and Other Terms. The Administrator, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Participants. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(i) General Performance Objectives, Performance Goals or Vesting Criteria. The Administrator may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, Performance Goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion (for example, but not by way of limitation, continuous service as an Employee).

(ii) Section 162(m) Performance Objectives. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may determine that the performance objectives applicable to Restricted Stock Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(e) Earning of Restricted Stock Units. After the applicable Performance Period has ended, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Restricted Stock Unit, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Restricted Stock Unit.

(f) Form and Timing of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 18). The Administrator, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.

(g) Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unvested Restricted Stock Units shall be forfeited to the Company and, except as otherwise determined by the Administrator, again shall be available for grant under the Plan.

11. Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall continue during any leave of absence approved by the Administrator.

12. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that such Award shall in no event be transferable for value. Notwithstanding the foregoing, a Participant may, if the Administrator (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Administrator may specify from time to time.

13. Adjustments Upon Changes in Capitalization.

(a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share of Common Stock covered by each such outstanding Award and the 162(m) Fiscal Year share issuance limits under Sections 8(a), 9(a) and 10(a) hereof, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change of Control. In the event of a Change of Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise all of his or her outstanding Options, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse and all Restricted Stock Units shall become fully vested; provided, however, that, with respect to Awards with performance-based vesting, including but not limited to Restricted Stock and Restricted Stock Units, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option is not assumed or substituted in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

For the purposes of this paragraph, an Award shall be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or upon the payout of the Restricted Stock Unit Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. Subject to Section 8(d) hereof, the Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that to the extent necessary and desirable to comply with any Applicable Law, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.

15. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of Shares pursuant to an Award, the Company may require the person exercising or receiving Shares pursuant to an Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the Date of Grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18. Deferrals. The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion.

19. Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

20. No Rights as Stockholder. Except to the limited extent provided in Sections 9(f) or 9(g), no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

21. Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Administrator (in its discretion), the Participant’s Award may, in the Administrator’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.

22. Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan or the applicable Award Agreement to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

23. Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount so withheld shall not exceed the amount determined by using the minimum federal, state, local or foreign jurisdiction statutory withholding rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

24. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

25. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

26. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

27. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

28. Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

29. Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

APPENDIX B

AUTODESK, INC.

2012 OUTSIDE DIRECTORS’ STOCK PLAN

1. Purposes of the Plan. The purposes of this 2012 Outside Directors’ Stock Plan are to attract and retain highly skilled individuals as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock or Restricted Stock Units.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award granted under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii) a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iv) a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors and whose election or nomination was not in connection with any transaction described in (i) or (ii) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h) “Common Stock” means the Common Stock of the Company.

(i) “Company” means Autodesk, Inc., a Delaware corporation, or any successor thereto.

(j) “Date of Grant” means, with respect to an Award, the date that the Award is granted and its exercise price is set (if applicable), consistent with Applicable Laws and applicable financial accounting rules.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m) “Effective Date” means January 6, 2012.

(n) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee or consulting fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should not be considered an Outside Director.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(p) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination; or

(ii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(iii) If Fair Market Value is to be determined as of a date which is not a date on which the Common Stock is traded, then the Fair Market Value on such date shall be the Fair Market Value on the next subsequent trading date.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(s) “Option” means a nonqualified stock option granted pursuant to the Plan which is not intended to qualify as an Incentive Stock Option.

(t) “Outside Director” means a Director who is not an Employee.

(u) “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v) “Participant” means the holder of an outstanding Award granted under the Plan.

(w) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.

(x) “Plan” means this 2012 Outside Directors’ Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

(y) “Qualified Retirement” means a retirement from the Board after the retiring Director either (i) has attained 62 years of age and has served on the Board for at least five (5) years, or (ii) has served on the Board for at least ten (10) years.

(z) “Restricted Stock” means an Award granted to a Participant pursuant to Section 9.

(aa) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 10.

(bb) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(cc) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(dd) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is equal to 2,600,000 Shares, which Shares were, as of January 6, 2012, available for issuance under the Company’s 2010 Outside Directors’ Stock Plan.

(b) The Shares may be authorized, but unissued, or reacquired Common Stock. Subject to Section 3(c) hereof, if an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c) Notwithstanding anything to the contrary, each Share subject to an Option shall be counted against the Shares authorized for issuance under the Plan as one Share. Each Share subject to an Award of Restricted Stock or Restricted Stock Units shall be counted against the Shares authorized for issuance under the Plan as 2.11 Shares. Each Share which is subject to an Award of Restricted Stock or Restricted Stock Units granted under the Plan which is forfeited to or repurchased by the Company pursuant to Section 3(b) hereof shall count as having returned 2.11 Shares to the total of number of Shares which are available for future grant or sale under the Plan.

4. Administration of the Plan.

(a) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(b) Powers of the Administrator. The Board shall be the Administrator of the Plan. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(p) of the Plan;

(ii) to select the individuals to whom Awards may be granted hereunder;

(iii) to determine whether and to what extent Awards are granted hereunder;

(iv) to determine the number of Shares to be covered by each Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. With respect to Options, such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan and Awards granted hereunder;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix) to modify or amend each Award (not inconsistent with the terms of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to determine the terms and restrictions applicable to Awards; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.

5. Eligibility. Awards may be granted only to Outside Directors.

6. No Service Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s service with the Company or its Subsidiaries.

7. Term of Plan. The Plan shall become effective on January 6, 2012 and continue in effect, unless terminated earlier, until June 30, 2022.

8. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Outside Directors at any time and from time to time as determined by the Administrator in its sole discretion.

(b) Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be no longer than seven (7) years from the Date of Grant. Subject to the limit set forth in the preceding sentence, the Administrator may, after an Option is granted, extend the maximum term of the Option. Unless otherwise determined by the Administrator, any extension of the term of an Option pursuant to this Section 8(b) shall comply with Code Section 409A.

(c) Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the Date of Grant

(d) No Repricing. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for (a) Awards with a lower exercise price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c).

(e) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

(f) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Subject to Applicable Laws, such consideration may consist entirely of:

(i) cash;

(ii) check;

(iii) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) delivery to the Company of (A) a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and (B) the sale proceeds required to pay the exercise price;

(v) any combination of the foregoing methods of payment; or

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; provided, however, that in no case will loans be permitted as consideration for exercising an Option hereunder.

(g) Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until such Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Share promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Share is issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(h) Termination of Relationship as an Outside Director. If a Participant ceases to serve as an Outside Director other than by reason of death, Disability or Qualified Retirement, the Participant may exercise his or her Option for seven (7) months following the date of such cessation, to the extent that the Participant was entitled to exercise it on such date.

(i) Qualifying Retirement. If a Participant ceases to serve as an Outside Director by reason of a Qualified Retirement, then the Participant may exercise his or her Option for three (3) years following the date of such cessation, to the extent that the Participant was entitled to exercise it on such date.

(j) Disability. If a Participant ceases to serve as an Outside Director by reason of Disability, the Participant may exercise his or her Option for twelve (12) months following the date of such cessation, to the extent that the Participant was entitled to exercise it on such date.

(k) Death of Participant. If a Participant ceases to serve as an Outside Director by reason of the Participant’s death, the Option may be exercised for twelve (12) months following Participant’s death, to the extent that the Participant was entitled to exercise it on such date, by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(l) General. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. If, on the date of cessation of service as an Outside Director, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after cessation of service as an Outside Director, the Participant (or the Participant’s beneficiary or representative, as the case may be) does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Outside Directors as the Administrator, in its sole discretion, shall determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 9, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 9(d).

(i) General Restrictions. The Administrator may set restrictions based upon continued service with the Company and its affiliates, applicable federal or state securities laws, other Applicable Laws, or any other basis determined by the Administrator in its discretion.

(ii) Legend. The Administrator, in its discretion, may legend the Shares representing Restricted Stock to give appropriate notice of such restrictions.

(e) Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 9(d)(ii) removed from his or her Share, and the Shares shall be freely transferable by the Participant. The Administrator (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

(f) Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

(h) Return of Restricted Stock to the Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

10. Restricted Stock Units.

(a) Grant of Restricted Stock Units.

(i) Each Outside Director who first joins the Board shall be automatically granted 12,400 Restricted Stock Units (the “Initial Restricted Stock Units”) upon the date of the first meeting of the Board at which such person first serves as an Outside Director (which shall be (i) in the case of an Outside Director elected by the stockholders of the Company, the first meeting of the Board after the meeting of stockholders at which such Outside Director was elected or (ii) in the case of an Outside Director appointed by the Board to fill a vacancy, the meeting of the Board at which such Outside Director is appointed); provided, however, that no Restricted Stock Unit shall be settled or paid under the Plan until stockholder approval of the Plan has been obtained in accordance with Section 14(b) hereof; and provided further, however, that the number of Shares subject to a grant of Initial Restricted Stock Units shall be subject to review and revision by the Board on an annual basis.

(ii) On the date of each annual stockholder meeting (an “Annual Meeting”) during the term of this Plan, each Outside Director shall automatically receive an additional award of 8,300 Restricted Stock Units (the “Annual Restricted Stock Units”), provided that (1) the Annual Restricted Stock Units shall be granted only to an Outside Director who has served on the Board for at least six full months prior to the date of grant and (2) the grant of Annual Restricted Stock Units shall be subject to the Outside Director’s continued service; provided, however, that the number of Shares subject to a grant of Annual Restricted Stock Units shall be subject to review and revision by the Board on an annual basis.

(iii) Each grant of Initial Restricted Stock Units shall vest at the rate of 1/3 on each of the first three anniversaries of its date of grant, provided that the Participant is an Outside Director on such date. Each grant of Annual Restricted Stock Units shall vest on the date of the following year’s Annual Meeting, provided that the Participant is an Outside Director on such date.

(iv) On or before December 31 of the calendar year prior to each Annual Meeting during the term of this Plan, each Outside Director may make an election (the “Election”) to receive any or all of his or her annual cash retainer that will be earned for services performed as an Outside Director in calendar years after the calendar year in which the election is made in the form of a Restricted Stock Unit Award. The Election must be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year prior to such Annual Meeting. Any such Election made by an Outside Director shall be irrevocable and shall comply with Section 409A of the Code to the extent applicable unless otherwise determined by the Board. Effective as of immediately following the Annual Meeting, the Outside Director shall receive a Restricted Stock Unit Award for that number of Shares determined by dividing (1) the product of (a) the amount of his or her annual retainer as an Outside Director covered by the Election, multiplied by (b) 1.2, by (2) the Fair Market Value of a Share on that date, rounded down to the nearest whole Share, provided that on the date of grant of any such Restricted Stock Unit Award such person is an Outside Director; and provided further that sufficient Shares are available under the Plan for the grant of such Restricted Stock Unit Award. Such Restricted Stock Unit Award shall vest on the date of the following year’s Annual Meeting of Stockholders of the Company, provided that the Participant is an Outside Director on such date.

(b) Value of Restricted Stock Units. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

(c) Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(d) Form and Timing of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 18). The Administrator, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.

(e) Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unvested Restricted Stock Units shall be forfeited to the Company and, except as otherwise determined by the Administrator, again shall be available for grant under the Plan.

11. Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall continue during any leave of absence approved by the Administrator.

12. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that such Award shall in no event be transferable for value. Notwithstanding the foregoing, a Participant may, if the Administrator (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Administrator may specify from time to time.

13. Adjustments Upon Changes in Capitalization.

(a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change of Control. In the event of a Change of Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise all of his or her outstanding Options, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse and all Restricted Stock Units shall become fully vested. In addition, if an Option is not assumed or substituted in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

For the purposes of this paragraph, an Award shall be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an

Option or upon the payout of the Restricted Stock Unit Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. Subject to Section 8(d) hereof, the Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that to the extent necessary and desirable to comply with any Applicable Law, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.

15. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise or receipt of Shares pursuant to an Award, the Company may require the person exercising or receiving Shares pursuant to an Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the Date of Grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 14(b) of the Plan.

17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18. Deferrals. The Administrator, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion.

19. Participation. No Outside Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

20. No Rights as Stockholder. Except to the limited extent provided in Sections 9(f) or 9(g), no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

21. Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan or the applicable Award Agreement to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

22. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

23. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

24. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

25. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

26. Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

27. Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

VOTE BY INTERNET - www.proxyvote.com
AUTODESK, INC. 111 MCINNIS PARKWAY SAN RAFAEL, CA 94903	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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The Board of Directors recommends you vote FOR the following proposal(s):
	For	Against	Abstain
1 Approve the Autodesk, Inc. 2012 Employee Stock Plan.	☐	☐	☐

2 Approve the Autodesk, Inc. 2012 Outside Directors’ Stock Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is/are available at www.proxyvote.com.

2012 SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AUTODESK, INC.

The undersigned stockholder of AUTODESK, INC. (“Autodesk”), a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated November 21, 2011, and hereby appoints Carl Bass and Pascal W. Di Fronzo, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2012 Special Meeting of Stockholders of Autodesk to be held on January 6, 2012, at Autodesk’s San Francisco office, at The Landmark, One Market Street, 2nd Floor, San Francisco, CA 94105 and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if there personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted FOR the approval of the 2012 Employee Stock Plan, and FOR the approval of the 2012 Outside Directors’ Stock Plan.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
Continued and to be signed on reverse side